UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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SPX Corporation
(Name of Registrant as Specified In Its Charter)

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13320 Ballantyne Corporate Place
Charlotte, NC 28277
Telephone: (704) 752-4400
Facsimile: (704) 752-4405

March [    ], 2014

Fellow Stockholders:

        You are cordially invited to attend the SPX Corporation Annual Meeting of Stockholders on May 7, 2014 at 8:00 a.m. (Eastern Time), at the offices of the SPX, 13320 Ballantyne Corporate Place, Charlotte, North Carolina, 28277.

        All SPX stockholders of record at the close of business on March 14, 2014 are welcome to attend the Annual Meeting, but it is important that your shares are represented at the Annual Meeting whether or not you plan to attend. To ensure that you will be represented, we ask you to vote by telephone, mail, or over the internet as soon as possible.

        Along with the other members of your Board of Directors, I look forward to personally greeting those stockholders who attend this year's meeting. On behalf of the Board of Directors and our leadership team, I would like to express our appreciation for your continued interest in the business of SPX.

Sincerely,
Christopher J. Kearney Chairman, President and Chief Executive Officer
SPX Corporation

SPX Corporation

13320 Ballantyne Corporate Place
Charlotte, North Carolina 28277

Notice of Annual Meeting of Stockholders

Thursday, May 7, 2014
8:00 a.m.
13320 Ballantyne Corporate Place
Charlotte, North Carolina 28277

        The principal business of the Annual Meeting will be to:

    1.
    Elect three directors for a three-year term;

    2.
    Conduct an advisory vote on our executive compensation practices;

    3.
    Vote on amending and restating our certificate of incorporation to declassify our board of directors;

    4.
    Ratify the appointment of Deloitte & Touche LLP as our independent public accountants for 2014; and

    5.
    Transact any other business as may properly come before the meeting or any adjournment thereof.

        You can vote at the Annual Meeting in person or by proxy if you were a stockholder of record at the close of business on March 14, 2014. You may revoke your proxy at any time prior to its exercise at the Annual Meeting.

        This year, we are again electronically disseminating Annual Meeting materials to some of our stockholders, as permitted under the "Notice and Access" rules approved by the Securities and Exchange Commission. Stockholders for whom Notice and Access applies will receive a Notice of Internet Availability of Proxy Materials containing instructions on how to access Annual Meeting materials via the internet. The Notice also provides instructions on how to obtain paper copies if preferred.

By Order of the Board of Directors,
Kevin L. Lilly Senior Vice President, Secretary and General Counsel

Charlotte, North Carolina
March [    ], 2014

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of
Stockholders to be held on May 7, 2014: The Notice of Annual Meeting, Proxy Statement and
our 2013 Annual Report to Stockholders are available electronically at
http://www.edocumentview.com/SPW.

SPX Corporation

Proxy Statement

QUESTIONS AND ANSWERS

Why am I receiving these materials?

        We are mailing or making available these materials to you because we are soliciting your proxy to vote your shares in connection with SPX's Annual Meeting, scheduled to take place on May 7, 2014, or at any adjournments or postponements of this meeting. We are first mailing or making available to stockholders this proxy statement, our Annual Report to Stockholders for the year ended December 31, 2013, and related materials, on or about March [    ], 2014.

Are the Proxy Materials available electronically?

        Our proxy statement and our fiscal 2013 Annual Report to Stockholders are also available at our website at http://www.spx.com. Additionally, and in accordance with Securities and Exchange Commission ("SEC") rules, you may access our proxy statement at http://www.edocumentview.com/SPW, which does not have "cookies" that identify visitors to the site.

Why did I receive a one-page Notice of Internet Availability of Proxy Materials rather than a full set of Proxy Materials?

        SEC rules allow companies to provide stockholders with access to Proxy Materials over the internet rather than mailing the materials to stockholders. Accordingly, to conserve natural resources and reduce costs, we are sending many of our stockholders a Notice of Internet Availability of Proxy Materials. The Notice provides instructions for accessing the Proxy Materials on the website referred to in the Notice or for requesting printed copies of the Proxy Materials. The Notice also provides instructions for requesting the delivery of the Proxy Materials for future Annual Meetings in printed form.

How can I attend the Annual Meeting?

        You may attend the Annual Meeting if you were an SPX stockholder of record as of the close of business on March 14, 2014 or you hold a valid proxy for the Annual Meeting. You should be prepared to present photo identification for admittance. If you are a stockholder of record or hold your shares through the SPX 401(k) Plan, your name will be verified against the list of stockholders of record or plan participants on the record date prior to your being admitted to the Annual Meeting. If you are not a stockholder of record but hold shares through a broker, trustee or nominee, you should provide proof of beneficial ownership on the record date, such as a recent account statement showing your ownership, a copy of the voting instruction card provided by your broker, trustee or nominee, or other similar evidence of ownership.

What am I voting on?

        We are soliciting your vote on:

    1.
    The election of three directors for a three-year term;

    2.
    Our executive compensation practices (sometimes referred to as "Say on Pay");

    3.
    Amending and restating our certification of incorporation to declassify our Board of Directors; and

    4.
    Ratifying the appointment of Deloitte & Touche LLP as our independent public accountants for 2014.

Who is entitled to vote?

        Stockholders at the close of business on March 14, 2014 (the record date) are entitled to vote. On that date, there were [             ] shares of SPX common stock outstanding.

How many votes do I have?

        Each share of SPX common stock that you own entitles you to one vote.

Can I vote in person at the Annual Meeting?

        Yes. If you were a stockholder on the record date, you can vote your shares of common stock in person at the Annual Meeting. If your shares are held through a broker, trustee or nominee, you may vote your shares in person only if you have a legal proxy from the entity that holds your shares giving you the right to vote the shares. A legal proxy is a written document from your brokerage firm, trustee or bank authorizing you to vote the shares it holds for you in its name. If you attend the meeting and vote your shares by ballot, your vote at the meeting will revoke any vote you submitted previously.

        Even if you currently plan to attend the meeting, we recommend that you also vote by proxy as described above so that your vote will be counted if you later decide not to attend the meeting.

How do I vote if I don't attend the Annual Meeting?

        If your shares are held through a broker, trustee or nominee, you may vote your shares before the meeting over the internet by following the instructions on the Notice of Internet Availability of Proxy Materials or proxy card you received or, if you received a voting instruction form from your brokerage firm, bank, or other similar entity by mail, by completing, signing, and returning the form you received. You should check your voting instruction form to see if telephone or internet voting is available to you.

        If your shares are held in your name, you may vote your shares before the meeting over the internet by following the instructions on the Notice of Internet Availability of Proxy Materials or proxy card you received for that account.

        If you received more than one Notice of Internet Availability of Proxy Materials or proxy card, this means you hold shares of our common stock in more than one account. You should complete, sign, date, and return each proxy card or vote all shares over the internet or by telephone for each of your accounts. If you vote over the internet or by telephone, you should not mail back the related proxy card.

How does discretionary voting authority apply?

        If you sign, date and return your proxy card, your vote will be cast as you direct. If your proxy card does not indicate how you want to vote, you give authority to Christopher J. Kearney and Jeremy Smeltser to vote on the items discussed in these Proxy Materials and any other matter that is properly brought at the Annual Meeting. In such a case, your vote will be cast:

  •
  FOR the election of the director nominees;

  •
  FOR the approval of our executive compensation practices;

  •
  FOR the amendment and restatement of our Certificate of Incorporation to declassify our Board of Directors;

  •
  FOR the ratification of the appointment of Deloitte & Touche LLP as our independent public accountants for 2014; and

  •
  FOR or AGAINST any other properly raised matters at the discretion of Messrs. Kearney and Smeltser.

May I revoke my proxy?

        You may revoke your proxy in one of four ways at any time before it is exercised:

    1.
    Notify our Corporate Secretary in writing before the Annual Meeting that you are revoking your proxy.

    2.
    Submit another proxy with a later date.

    3.
    Vote by telephone or internet after you have given your proxy.

    4.
    Vote in person at the Annual Meeting.

What constitutes a quorum?

        The presence, in person or by proxy, of the holders of one-third of the total number of shares of SPX stock issued and outstanding and entitled to vote at the Annual Meeting constitutes a quorum. You will be considered part of the quorum if you return a signed and dated proxy card, if you vote by telephone or internet, or if you attend the Annual Meeting.

        Abstentions are counted as "shares present" at the Annual Meeting for purposes of determining whether a quorum exists. Proxies submitted by banks, brokers or other holders of record holding shares for you as a beneficial owner that do not indicate a vote for some of or all the proposals because that holder does not have voting authority and has not received voting instructions from you (so-called "broker non-votes") are also considered "shares present" for purposes of determining whether a quorum exists. If you are a beneficial owner, these holders are permitted to vote your shares on the ratification of the appointment of our independent public accountants, even if they do not receive voting instructions from you.

What vote is required to approve each proposal?

PROPOSAL	VOTE REQUIRED	BROKER DISCRETIONARY VOTING ALLOWED
Election of Directors	Majority of Votes Cast	No

Say on Pay	Majority of Votes Cast	No

Amend and Restate Certificate of Incorporation to Declassify Board	80% of Outstanding Shares	No

Ratification of Deloitte & Touche LLP as our independent public accountants for 2014	Majority of Shares Present or Represented by Proxy	Yes

Other Proposals	Majority of Shares Present or Represented by Proxy	No

        A majority of votes cast means that the number of shares voted for a director or proposal must exceed the number of shares voted against that director or proposal.

  Impact of Abstentions or Broker Non-Votes

        An abstention or broker non-vote is not considered as a share voted or having the power to vote and will not affect the outcome of the vote with respect to the election of directors or the Say on Pay vote.

        An abstention or broker non-vote will have the effect of a vote against the board declassification proposal, the ratification of our independent public accountants, or other proposals that may be brought before the Annual Meeting since it is one less vote for approval.

The New York Stock Exchange (the "NYSE") does not consider the election of directors, matters relating to compensation or the vote to amend and restate our certificate of incorporation to declassify Boards of Directors to be routine. Unless the broker has received instructions from you, any broker holding shares for you will not have the ability to cast votes with respect to the election of directors, the advisory vote on our executive compensation practices, or the vote to amend and restate our certificate of incorporation to declassify our Board of Directors. It is important, therefore, that you provide instructions to your broker if your shares are held by a broker so that your vote with respect to these matters is counted.

How do I submit a stockholder proposal?

        For a proposal to be included in our proxy statement for the 2015 Annual Meeting, you must submit it no later than November [    ], 2014. Your proposal must be in writing and comply with the proxy rules of the SEC. You should send your proposal to our Corporate Secretary at our address on the cover of this proxy statement.

        You also may submit a proposal that you do not want included in the proxy statement but that you want to raise at the 2015 Annual Meeting. We must receive this type of proposal in writing on or after December 8, 2014, but no later than January 7, 2015.

        As detailed in our by-laws, to bring a proposal other than the nomination of a director before an annual meeting, your notice of proposal must include: (1) a brief description of the business you want to bring before the meeting; (2) the reasons for conducting such business at the meeting; (3) your name and address as they appear on our stock records, as well as the name and address of any beneficial owner of the shares; (4) the class and number of shares of SPX stock owned beneficially and of record by you and any beneficial owner as of the date of the notice (which information must be supplemented as of the record date); (5) a description of certain agreements, arrangements or understandings entered into by you or any beneficial owner with respect to the shares (which information must be supplemented as of the record date); (6) any material interest you or any beneficial owner may have in the business you want to bring before the meeting; (7) a description of all agreements, arrangements and understandings between you or any beneficial owner and any other persons (including their names) in connection with the proposal of the business; and (8) any other information regarding you or any beneficial owner that would be required under the SEC's proxy rules and regulations. You should send your proposal to our Corporate Secretary at our address on the cover of this proxy statement.

How do I recommend a director nominee?

        If you wish to recommend a nominee for director for the 2015 Annual Meeting, our Corporate Secretary must receive your written nomination on or before January 7, 2015. You should submit your proposal to our Corporate Secretary at our address on the cover of this proxy statement. As detailed in our by-laws, for a nomination to be properly brought before an annual meeting, your notice of nomination must include: (1) your name and address, as well as the name and address of any beneficial owner of the shares, and the name and address of the nominee; (2) the class and number of shares of SPX stock owned beneficially and of record by you and any beneficial owner as of the date of the notice (which information must be supplemented as of the record date); (3) a description of certain agreements, arrangements or understandings entered into by you or any beneficial owner with respect to the shares (which information must be supplemented as of the record date); (4) a statement that you are a record holder of SPX shares entitled to vote at the meeting and that you plan to appear in person or by proxy at the meeting to make the nomination; (5) a description of all arrangements or understandings between you and any other persons pursuant to which you are making the nomination; (6) any other information regarding you, any beneficial owner, or the nominee that the rules of the SEC require to be included in a proxy statement; (7) the nominee's agreement to serve as a director if elected; and (8) a statement as to whether each nominee, if elected, intends to tender, promptly following his or her election or re-election, an irrevocable resignation effective upon his or her failure to receive the required vote for re-election at the next meeting at which he or she would face re-election and the acceptance of such resignation by the Board of Directors, in accordance with our Corporate Governance Guidelines. In addition, any director nominee must provide information we may reasonably request in order for us to determine the eligibility of such nominee to serve as an independent director.

Who pays to prepare, mail, and solicit the proxies?

        We will pay all the costs of preparing, mailing and soliciting the proxies. We will ask brokers, banks, voting trustees and other nominees and fiduciaries to forward the Proxy Materials to the beneficial owners of SPX common stock and to obtain the authority to execute proxies. We will reimburse them for their reasonable expenses upon request. In addition to mailing Proxy Materials, our directors, officers and employees may solicit proxies in person, by telephone or otherwise. These individuals will not be specially compensated. We have retained D.F. King to assist us in soliciting your proxy and will pay them an estimated fee of $12,500 plus reasonable out-of-pocket expenses. D.F. King will ask brokerage houses and other custodians and nominees whether other persons are beneficial owners of SPX common stock. If so, we will supply them with additional copies of the Proxy Materials for distribution to the beneficial owners. We will also reimburse banks, nominees, fiduciaries, brokers and other custodians for their costs of sending the Proxy Materials to the beneficial owners of SPX common stock.

PROPOSAL NUMBER ONE

ELECTION OF DIRECTORS

        Eight directors currently serve on our Board of Directors. The directors are divided into three classes. There are currently two directors in the first class, four directors in the second class, and two directors in the third class.

        At this Annual Meeting, you will be asked to elect three directors for the second class, Messrs. Patrick Campbell, Emerson Fullwood, and Michael Mancuso. Four directors will continue to serve on the Board of Directors as described below. Mr. Kermit Campbell will retire from our Board at the Annual Meeting.

        Each of the director nominees is a current SPX director and, if elected, will serve for a term of three years, until a qualified successor director has been elected, or until he resigns, retires or is removed by the stockholders for cause.

        Each nominee has agreed to tender, promptly following his election or re-election, an irrevocable resignation effective upon his failure to receive the required vote for re-election at the next meeting at which he would face re-election and the acceptance of such resignation by the Board of Directors, in accordance with our Corporate Governance Guidelines.

        Your shares will be voted as you specify on the enclosed proxy card. If you do not specify how you want your shares voted, we will vote them FOR the election of each of Messrs. P. Campbell, Fullwood, and Mancuso. If unforeseen circumstances (such as death or disability) make it necessary for the Board of Directors to substitute another person for any of the nominees, your shares will be voted FOR that other person. The Board of Directors does not anticipate that any of the nominees will be unable to serve.

Nominees to Serve Until 2017 Annual Meeting

Patrick D. Campbell, 61, is the retired Senior Vice President and Chief Financial Officer of 3M Company, a position he held from 2002 to 2011. Prior to his tenure with 3M, Mr. Campbell had been Vice President of International and Europe for General Motors Corporation, where he served in various finance functions during his 25 years with the company. Mr. Campbell is also a director of Stanley Black & Decker and Gates Corporation. Mr. Campbell joined the SPX Board in March, 2014.

As the former Senior Vice President and Chief Financial Officer of 3M Company, Mr. Campbell has expert knowledge in finance. In addition to responsibilities for traditional finance functions at 3M, Mr. Campbell was also responsible for Mergers and Acquisitions and Information Technology, and offers significant expertise in each of those areas. Mr. Campbell's broad range of experience at General Motors, including his role as Vice President and Chief Financial Officer, General Motors International Operations, gives Mr. Campbell a diverse and international knowledge base.

Emerson U. Fullwood, 66, is the retired Corporate Vice President of Xerox Corporation, a position to which he was named in 1996. In 2004, he assumed the role and responsibilities of Executive Chief of Staff and Marketing Officer for Xerox North America. Previous positions held by Mr. Fullwood at Xerox were President of the Xerox Worldwide Channels Group, President of Latin America, Executive Chief Staff Officer of Developing Markets, and President of Worldwide Customer Services. Previously, Mr. Fullwood held several executive and general management leadership positions with Xerox. Mr. Fullwood serves as a director of The Vanguard Group and Vanguard Funds, as well as of the University of Rochester Medical Center, North Carolina A&T State University, the United Way of Rochester, the Rochester Boy Scouts of America, Monroe Community College Foundation, the Urban League and Colgate Rochester Crozier Divinity School. Within the past five years Mr. Fullwood has also served as a director of Amerigroup Corporation. Mr. Fullwood has been a director of SPX since 1998 and was a director of General Signal Corporation prior to our acquisition of that company in 1998.

Following the retirement of K. Campbell, Mr. Fullwood will be our longest-serving continuing Board member and offers the perspective and deep understanding of our business accumulated over years of service on our Board. Mr. Fullwood has extensive and varied experience, gained in senior positions held over his many years of service with Xerox Corporation. Of particular value is his experience and perspective in marketing, including experience gained as Executive Chief of Staff and Marketing Officer for Xerox North America.

Michael J. Mancuso, 71, retired in 2012 as Vice President and Chief Financial Officer of Computer Sciences Corporation ("CSC"), a provider of information technology and business process outsourcing and information technology and professional services, a role he had held since December 2008. He was previously Senior Vice President and Chief Financial Officer of General Dynamics Corporation, until June 2006. He joined General Dynamics in 1993 as Vice President and Chief Financial Officer for General Dynamics Land Systems, Inc., and was promoted to Vice President and Chief Financial Officer in 1994. Before joining General Dynamics, Mr. Mancuso spent seven years with United Technologies. His background also includes 21 years with General Electric. Within the past five years, Mr. Mancuso has been a director of the Shaw Group Inc., Agere Systems, Inc. and LSI Logic Corporation. Mr. Mancuso has been a director of SPX since 2005.

Mr. Mancuso contributes a strong understanding of finance and accounting to our Board. In addition, Mr. Mancuso provides insights on managing a rapidly growing company, garnered from his years at General Dynamics, and brings a broad business and operations perspective, gained in part during his 21 years with General Electric and from his operations management responsibility for General Dynamics' Resources group in aggregates and coal. Finally, Mr. Mancuso's knowledge stemming from his corporate-wide responsibilities for IT systems at General Dynamics, as well as his experience as CFO of CSC, is valuable when considering IT issues and initiatives.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR EACH OF THE DIRECTOR NOMINEES

Directors Continuing Until 2015 Annual Meeting

Christopher J. Kearney, 58, is Chairman, President and Chief Executive Officer of SPX. He was named President and Chief Executive Officer in December 2004, and was appointed Chairman in May 2007. He joined the company in February 1997 as Vice President, Secretary and General Counsel. Prior to joining SPX, he was Senior Vice President and General Counsel of Grimes Aerospace Company, a leading manufacturer of aircraft lighting equipment, engine system components and electronic systems. His business experience also includes positions at Borg-Warner Chemicals as Senior Attorney and Senior Counsel at General Electric's global materials business. Mr. Kearney holds an undergraduate degree from the University of Notre Dame and a law degree from DePaul University Law School. Mr. Kearney is a Member of the Advisory Council for University Libraries, University of Notre Dame, and serves on the Board of Directors of the Foundation For The Carolinas. Mr. Kearney is also a director of Nucor Corporation and Polypore International, Inc. Mr. Kearney has been a director of SPX since 2004.

Mr. Kearney brings valuable business and mergers and acquisitions experience and a strong legal perspective to our Board. Mr. Kearney, as the only member of SPX management to serve on the Board, also contributes a level of understanding of our company not easily attainable by an outside director.

Martha B. Wyrsch, 56, has been Executive Vice President and General Counsel of Sempra Energy since September 2013. From June 2009 to December 2012, Ms. Wyrsch was President of Vestas Americas, an affiliate of Vestas Wind Systems NS. From March 2005 until October 2008, Ms. Wyrsch was the President and Chief Executive Officer of Spectra Energy Transmission, LLC and its predecessor, Duke Energy Gas Transmission, a natural gas transmission and storage business in the United States and Canada, as well as gathering, processing and distribution businesses in Canada. She served on the board of directors for Spectra Energy Corporation and as chair of its two publicly traded partnerships, Spectra Energy Partners, L.P. and Spectra Energy Income Fund. Ms. Wyrsch joined Duke Energy Corporation in 1999, where she served in various legal positions. She was group vice president and general counsel prior to being named President and CEO of Duke Energy Gas Transmission in 2005. Previously, Ms. Wyrsch was vice president, general counsel and secretary for KN Energy, Inc. Within the past five years, Ms. Wyrsch has also served as Chairman of Westcoast Energy Inc. and Spectra Energy Partners GP, LLC, a General Partner of Spectra Energy Partners, LP, Chairman of Union Gas Ltd., and a director of Spectra Energy Facilities LP, Greater Houston Partnership, Union Gas Ltd., Spectra Energy Corp., and Spectra Energy Partners GP LLC. Ms. Wyrsch is also on the board of directors of Spectris,  PLC and the Cristo Rey Network. Ms. Wyrsch has been a director of SPX since 2009.

Ms. Wyrsch contributes to our Board the skills and experience gained from her years of serving in various senior legal and corporate governance capacities. Ms. Wyrsch also has a wide general business experience from serving in senior business roles at energy companies. Of particular value is Ms. Wyrsch's broad experience with energy infrastructure companies and her insight into global manufacturing.

Directors Continuing Until 2016 Annual Meeting

Terry S. Lisenby, 63, is the retired Chief Financial Officer, Treasurer and Executive Vice President of Nucor Corporation, a steel manufacturing company, a position he held from 2000 until the end of 2009. He previously served as a Vice President and Corporate Controller of Nucor from 1991 to 1999. Mr. Lisenby began his career with Nucor as Corporate Controller in 1985. Mr. Lisenby joined the SPX Board in January 2011.

Mr. Lisenby contributes a strong understanding of finance and accounting to our Board. In addition, Mr. Lisenby brings an extensive manufacturing and operations background, with expertise in supply chain management, among other things. Mr. Lisenby also provides valuable expertise in mergers and acquisitions and integration of new acquisitions.

David V. Singer, 58, is the former Chief Executive Officer of Snyder's-Lance,  Inc. ("Snyder's-Lance"), a manufacturer and marketer of snack foods throughout the United States and internationally. Mr. Singer served as CEO and a Director of Snyder's-Lance from its formation in 2010 until 2013. Mr. Singer was the President and CEO of Lance, Inc. ("Lance") from 2005 until its merger with Snyder's of Hanover, Inc. ("Snyder's") in 2010. Mr. Singer also served as a director of Lance from 2003 until the merger with Snyder's. Beginning in 2005, Mr. Singer led a decisive turnaround at Lance, overhauling supply chain, sales, marketing and distribution. In late 2010, he guided Lance's merger with Snyder's. Mr. Singer previously served as Chief Financial Officer of Charlotte-based Coca-Cola Bottling Co. Consolidated, a beverage manufacturer and distributor, from 2001 to 2005. Mr. Singer is also a director of Flowers Foods, Inc., and Brunswick Corporation.

Mr. Singer brings extensive management and financial experience to the board of directors as well as significant knowledge of the food and beverage industries, one of our key markets. He also offers experience in corporate finance and mergers and acquisition expertise.

CORPORATE GOVERNANCE

Corporate Governance Guidelines

        As part of its ongoing commitment to good corporate governance, the Board of Directors has codified its corporate governance practices into a set of Corporate Governance Guidelines. These guidelines assist the Board of Directors in the exercise of its responsibilities and may be amended by the Board of Directors from time to time. Our Corporate Governance Guidelines comply with the applicable requirements of the listing standards of the NYSE, and are available on our website (www.spx.com) under the heading Investor Relations—Corporate Governance.

Code of Business Conduct

        We have adopted a Code of Business Conduct that applies to all our directors, officers and employees, including our CEO and senior financial and accounting officers. Our Code of Business Conduct requires that each director, officer and employee avoids conflicts of interest, complies with all laws and other legal requirements, conducts business in an honest and ethical manner and otherwise acts with integrity and in the best interest of our company and our stockholders. In addition, our Code of Business Conduct acknowledges special ethical obligations for financial reporting. The Code of Business Conduct meets the requirements of a code of business conduct and ethics under the listing standards of the NYSE and the requirement of a "Code of Ethics" as defined in the rules of the SEC. We maintain a current copy of our Code of Business Conduct, and will promptly post any amendments to or waivers of our Code of Business Conduct regarding our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, on our website (www.spx.com) under the heading Investor Relations—Corporate Governance—Commitment to Compliance.

Director Independence

        Our Corporate Governance Guidelines require that a substantial majority of the Board of Directors meet the independence requirements of the listing standards of the NYSE. Our Board of Directors reviews, at least annually, whether each of our directors is independent. The Board of Directors has adopted categorical Independence Standards to help guide it in this process. Our Independence Standards are available on our website (www.spx.com), under the heading Investor Relations—Corporate Governance. Members of the Audit Committee, Compensation Committee and Nominating and Governance Committee must meet all applicable independence tests of the NYSE and SEC. Based on its most recent annual review, the Board of Directors has concluded that Mr. K. Campbell, Mr. P. Campbell, Mr. Fullwood, Mr. Lisenby, Mr. Mancuso, Mr. Singer, and Ms. Wyrsch are independent as defined in our Independence Standards and the listing standards of the NYSE. The Board of Directors has concluded that Mr. Kearney is not independent as defined in our Independence Standards and the listing standards of the NYSE.

        The non-employee members of the Board of Directors meet in executive session without management at least six times per year. In addition, the non-employee members of the Board of Directors meet in executive session with the CEO and such other management as the Board of Directors deems appropriate on a regular basis. Meetings of non-employee directors are chaired by the Lead Director. Mr. K. Campbell is our current Lead Director. Following his retirement at our upcoming Annual Meeting, Mr. Fullwood will be our Lead Director.

Charitable Contributions

        It is the policy of the Board of Directors that no officer or director shall solicit contributions for charities from other officers or directors or directly from SPX if the director or officer soliciting the contributions personally controls the charity. In addition, no officer or director shall solicit contributions from other officers or directors for charities controlled by SPX.

        From time to time, SPX may make contributions to charitable organizations for which a member of our Board of Directors or one of our executive officers serves as a director or officer. In the past three fiscal years, however, the amount of any of these contributions in any single fiscal year has not exceeded the greater of (a) $1 million or (b) 2% of the charitable organization's consolidated gross revenues.

Risk Oversight

        The full Board exercises risk oversight at SPX. Committees take the lead in discrete areas of risk oversight when appropriate. For example, the Audit Committee is primarily responsible for risk oversight relating to financial statements, the Compensation Committee is primarily responsible for risk oversight relating to executive compensation, and the Nominating and Governance Committee is primarily responsible for risk oversight relating to corporate governance. Committees report to the Board on risk management matters.

        Management presents to the full Board its view of the top risks facing SPX in a dedicated "enterprise risk management" presentation at least once a year. Matters such as risk appetite and management of risk are also discussed at this meeting. In addition, risk is explicitly addressed in a wide range of Board discussions, including those relating to segment or business unit activities, specific corporate functions (such as treasury, intellectual property, tax, capital allocation, etc.), and consideration of extraordinary transactions. As part of these discussions, our directors ask questions, offer insights, and challenge management to continually improve its risk assessment and management. The Board has full access to management, as well as the ability to engage advisors, in order to assist it in its risk oversight role.

        In each of 2011, 2012 and 2013, we conducted an in-depth review of the risks associated with our incentive-based agreements and practices, and determined that the risks were in line with our risk appetite.

        See "Risk Analysis," beginning on p. 64, for further discussion.

Communications with Directors

        Interested parties may communicate with any of our non-employee directors by writing to the director in care of our Corporate Secretary at our address shown on the cover of this proxy statement. In accordance with the policy adopted by our non-employee directors, our Corporate Secretary will promptly relay to the addressee all communications that he determines require prompt attention by a non-employee director and will regularly provide the non-employee directors with a summary of all substantive communications.

Board Qualifications and Diversity

        The Nominating and Governance Committee selects individuals as director nominees based on their business and professional accomplishments, integrity, demonstrated ability to make independent analytical inquiries, ability to understand our business, absence of conflicts of interest, and willingness to devote the necessary time to Board duties. Neither the Board nor the Nominating and Governance Committee has set minimum requirements with respect to age, education or years of business experience or set specific required skill sets for directors, but each does require that each director has a proven record of success and leadership. The Nominating and Governance Committee seeks to structure the Board of Directors such that it consists of a diverse group of individuals, each with a unique combination of skills, experience, and background. The Nominating and Governance Committee has no set diversity policy or targets, but places what it believes to be appropriate emphasis on certain skills, experience, or background that it determines add or would add value to our Board. Knowledge of our industry and strategic perspective, as well as accounting expertise and experience on other Boards, are examples of attributes that our Board and the Nominating and Governance Committee consider to be key. The Nominating and Governance Committee also considers effective interaction among Board members and between the Board of Directors and management to be crucial factors in considering individuals for nomination.

        We believe that each director should bring a wealth of experience, talent, and diverse perspective that, individually and in the aggregate, adds value to our company. As our Corporate Governance Guidelines state, our Nominating and Governance Committee, and ultimately our Board, selects individuals as director nominees based on the totality of their business and professional accomplishments, integrity, demonstrated ability to make independent analytical inquiries, ability to understand our business, absence of conflicts of interest and willingness to devote the necessary time to Board duties. For a better understanding of the qualifications of each of our directors, we encourage you to read their biographies, beginning on p. 6 of this proxy, as well as other publicly available documents discussing their careers and experiences.

Director Nominees

        The Nominating and Governance Committee is responsible for proposing director nominees and will consider director nominee recommendations offered by stockholders in accordance with our by-laws.

        At such times as the Board of Directors and the Nominating and Governance Committee determine there is a need to add or replace a director, the Nominating and Governance Committee identifies director candidates through references by its members, other directors, management, or outside search firms, if appropriate.

        In considering individuals for nomination, the Nominating and Governance Committee consults with our Chairman, President, and CEO. A director's qualifications in meeting the criteria discussed above under "Board Qualifications and Diversity" are considered at least each time the director is re-nominated for Board membership. The Committee applies the same process and standards to the evaluation of each potential director nominee, regardless of whether he or she is recommended by one or more stockholders or is identified by some other method. Mr. P. Campbell was identified by a search firm employed by the Committee.

        Once the Nominating and Governance Committee identifies a director candidate, directors and members of management interview the candidate. Following that process, the Committee and the Board of Directors determine whether to nominate the candidate for election at an annual meeting of stockholders or, if applicable, to appoint the candidate as a director. Any such nomination or appointment is subject to acceptance by the candidate. Our by-laws require that any director appointed to the Board of Directors other than at an annual meeting of stockholders be submitted for election by our stockholders at the next annual meeting.

        If you wish to recommend a nominee for director for the 2015 Annual Meeting, our Corporate Secretary must receive your written nomination on or before January 7, 2015. You should submit your proposal to our Corporate Secretary at our address on the cover of this proxy statement. As detailed in our by-laws, for a nomination to be properly brought before an annual meeting, your notice of nomination must include: (1) your name and address, as well as the name and address of any beneficial owner of the shares, and the name and address of the nominee; (2) the class and number of shares of SPX stock owned beneficially and of record by you and any beneficial owner as of the date of the notice (which information must be supplemented as of the record date); (3) a description of certain agreements, arrangements or understandings entered into by you or any beneficial owner with respect to the shares (which information must be supplemented as of the record date); (4) a statement that you are a record holder of SPX shares entitled to vote at the meeting and that you plan to appear in person or by proxy at the meeting to make the nomination; (5) a description of all arrangements or understandings between you and any other persons pursuant to which you are making the nomination; (6) any other information regarding you, any beneficial owner, or the nominee that the rules of the SEC require to be included in a proxy statement; (7) the nominee's agreement to serve as a director if elected; and (8) a statement as to whether each nominee, if elected, intends to tender, promptly following his or her election or re-election, an irrevocable resignation effective upon his or her failure to receive the required vote for re-election at the next meeting at which he or she would face re-election and the acceptance of such resignation by the Board of Directors, in accordance with our Corporate Governance Guidelines. In addition, any director nominee must provide information we may reasonably request in order for us to determine the eligibility of such nominee to serve as an independent director.

Director Election

        In uncontested elections, we elect directors by majority vote. Under this majority vote standard, each director must be elected by a majority of the votes cast with respect to that director, meaning that the number of shares voted "for" a director exceeds the number of shares voted "against" that director. In a contested election, directors are elected by a plurality of the votes represented in person or by proxy at the meeting. An election is contested if the number of nominees exceeds the number of directors to be elected. Whether or not an election is contested is determined ten days in advance of the date we file our definitive proxy statement with the SEC. This year's election is uncontested. Accordingly, the majority vote standard will apply.

        If a nominee already serving as a director is not elected at an annual meeting, Delaware law provides that the director will continue to serve on the Board as a "holdover director" until his or her successor is elected. Our Nominating and Governance Committee, however, has established procedures requiring directors to tender to the Board advance resignations. As set forth in our Corporate Governance Guidelines, the Board will nominate for election or re-election as a director only candidates who agree to tender, promptly following each annual meeting of stockholders at which they are elected or re-elected as a director, irrevocable resignations that will be effective only if (1) the director fails to receive a sufficient number of votes for re-election at the next annual meeting of stockholders at which he or she faces re-election and (2) the Board accepts the resignation. In addition, the Board will fill director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board, the same form of resignation tendered by other directors in accordance with this provision.

        In the event a resignation is triggered as a result of a director not receiving a majority vote, the Nominating and Governance Committee will consider the resignation and make a recommendation to the Board on whether to accept or reject it, or whether other action should be taken. The Board will consider the Committee's recommendation and publicly disclose its decision and the rationale behind it in a Current Report on Form 8-K filed with the SEC within 90 days from the date of the certification of the election results. At the 2013 Annual Meeting, each director received a majority of the votes cast for his election.

Attendance at Annual Meeting

        It is our policy to invite all members of our Board of Directors to attend our Annual Meeting. While their attendance is not required, each of our directors serving at the time of our last Annual Meeting attended that Meeting. We expect all our directors to attend the 2014 Annual Meeting.

Compensation Advisor

        Since September 2011, the Compensation Committee has retained Pearl Meyer & Partners ("Pearl Meyer") as its sole independent compensation advisor. Pearl Meyer does not provide any services to our company other than advice to and services for the Compensation Committee and the Nominating and Governance Committee relating to compensation of our executives and directors. The independent compensation advisor may provide other consulting services to SPX, with approval from the Compensation Committee or Nominating and Governance Committee. The Compensation Committee reviews services provided by its independent compensation advisor on at least an annual basis.

        The independent compensation advisor:

  •
  assesses data relating to executive pay levels and structure;

  •
  works with management on recommendations on compensation amounts and structure for all executive officers and directors other than the Chairman, President, and CEO;

  •
  presents to the Compensation Committee recommendations on compensation amounts and structure for the Chairman, President, and CEO;

  •
  presents to the Nominating and Governance Committee recommendations on compensation amounts and structure for the non-employee directors;

  •
  reviews and comments on management's recommendations relating to executive officer compensation;

  •
  recommends the list of peer companies against which we benchmark our executive officer and director compensation for approval by the Compensation Committee;

  •
  reviews proxy statement disclosures; and

  •
  advises the committees on regulatory, best practice, and other developments in the area of executive and director compensation.

        The Compensation Committee has directed the independent compensation advisor to collaborate with management, including our human resources function, to obtain data, clarify information, and review preliminary recommendations prior to the time they are shared with the relevant Committee.

        The Compensation Committee has considered the independence of Pearl Meyer in light of SEC rules and NYSE listing standards. The Compensation Committee requested and received a letter from Pearl Meyer addressing Pearl Meyer's and the senior advisor involved in the engagement's independence, including the following factors: (1) other services provided to us by Pearl Meyer; (2) fees paid by us as a percentage of Pearl Meyer's total revenue; (3) policies or procedures maintained by Pearl Meyer that are designed to prevent a conflict of interest; (4) any business or personal relationships between the senior advisor and a member of the Compensation Committee; (5) any company stock owned by the senior advisor; and (6) any business or personal relationships between our executive officers and the senior advisor. The Compensation Committee discussed these considerations and concluded that the work performed by Pearl Meyer and Pearl Meyer's senior advisor involved in the engagement did not raise any conflict of interest, and that Pearl Meyer provides objective and competent advice. The following protocols are designed to help ensure objectivity:

  •
  The advisor reports directly to the Compensation Committee or, in the case of matters relating to director compensation, to the Nominating and Governance Committee;

  •
  Only the Compensation Committee or the Nominating and Governance Committee has the authority to retain or terminate the advisor with respect to services provided to the relevant committee; and

  •
  The advisor meets as needed with Committee members, without the presence of management.

Related-Party Transactions

        Pursuant to its charter and a written related-party policy, the Audit Committee is charged with reviewing and approving any related-party transactions. A related-party transaction is a transaction involving SPX and any of the following persons: a director, director nominee or executive officer of SPX; a holder of more than 5% of SPX common stock; or an immediate family member or person sharing the household of any of these persons. When considering a transaction, the Audit Committee is required to review all relevant factors, including whether the transaction is in the best interest of our company, our company's rationale for entering into the transaction, alternatives to the transaction, whether the transaction is on terms at least as fair to our company as would be the case were the transaction entered into with a third party, potential for an actual or apparent conflict of interest, and the extent of the related party's interest in the transaction. Our legal staff is primarily responsible for the development and implementation of procedures and controls to obtain information from our directors and officers relating to related-party transactions and then determining, based on the facts and circumstances, whether we or a related party has a direct or indirect material interest in the transaction. Currently, the only related-party transactions requiring disclosure are the interest-free loans made in 2001 and 2002 to Messrs. Kearney and Foreman, as described in "Compensation Discussion and Analysis—2013 Compensation—Other Benefits and Perquisites," on pp. 34-35. Mr. Kearney repaid his loan in 2013.

        In the course of the Board of Directors' determination regarding the independence of each of the non-employee directors, the Nominating and Governance Committee and Audit Committee considered the following transactions, relationships or arrangements. Each of Mr. P. Campbell, Mr. Fullwood, Mr. Mancuso, Ms. Wyrsch, Mr. Singer, and Mr. Lisenby is or within the last three years has been a director, officer, or beneficial owner of equity of a company that conducts business with SPX. In each case, the Nominating and Governance Committee and Audit Committee determined that the amount of sales to or purchases from the respective company was below the greater of $1 million per annum or two percent of the annual revenue of each of the other companies and SPX, and that, in each case, the director had neither a direct influence on nor a direct or indirect interest in, the transaction. In addition, the Nominating and Governance Committee and Audit Committee determined that none of these transactions presented an actual or apparent conflict of interest or adversely affected the director's independence. No member of our Board or management was aware of any relevant transactions other than those described in this section.

Board Leadership Structure

        Our Board has no fixed policy or position on whether the roles of Chairman and Chief Executive should be separate or combined, but rather makes leadership structure decisions such as this in consideration of then-current circumstances. Currently, Christopher J. Kearney is our CEO and President, and the Chairman of our Board. Mr. J. Kermit Campbell is our current Lead Director. Following Mr. K. Campbell's retirement at the 2014 Annual Meeting, Mr. Emerson U. Fullwood will be our Lead Director. The Lead Director is elected by and from the independent directors and has clearly delineated duties. These duties, as set forth in our Corporate Governance Guidelines, include acting as principal liaison between the independent directors and the Chairman and CEO, chairing meetings of independent directors, developing the Board's agendas in collaboration with the Chairman and CEO, and reviewing and advising on the quality of the information provided to the Board.

        We believe the leadership structure outlined above is best for our company and our stockholders at this time. The balance between our Chairman and our Lead Director has resulted in efficient leadership. Furthermore, having a single leader for both the company and the Board minimizes the potential for confusion or duplication of efforts, and provides clear leadership and accountability for our company. We believe there is good communication between management and non-employee directors, and that our outside directors are able to carry out their oversight responsibilities effectively.

        The Lead Director's involvement in setting Board agendas and reviewing and commenting on information provided to the Board helps ensure an adequate flow of information to the Board. In addition, the small size of our Board and the relationship between management and non-employee directors put each director in a position to influence agendas, flow of information, and other matters. Our non-employee directors meet regularly in private session, without management, as part of our Board meetings and can also call additional meetings of the non-employee directors at their discretion.

Board Committees

        The Board of Directors met seven times during 2013. The Board of Directors currently has a standing Audit Committee, Compensation Committee and Nominating and Governance Committee. Each current director attended at least 75% of the meetings of the Board of Directors and of the committees on which he or she served during the period for which he or she served in 2013. Each committee has adopted a charter that specifies the composition and responsibilities of the committee. Each committee charter is posted on our website (www.spx.com) under the heading Investor Relations—Corporate Governance.

        The table below provides membership and meeting information for each of the Board Committees for 2013.

	Name	&zwsp;	Audit Committee	&zwsp;	Compensation Committee	&zwsp;	Nominating and Governance Committee	&zwsp;
	J. Kermit Campbell		X		Chair		X
	Emerson U. Fullwood		X		X		Chair
	Albert A. Koch		X*		X*
	Terry S. Lisenby		X**		X**
	Michael J. Mancuso		Chair
	David V. Singer		X**
	Peter F. Volanakis		X*		X*
	Martha B. Wyrsch		X				X
&zwsp;	Number of Meetings	&zwsp;	7	&zwsp;	6	&zwsp;	6	&zwsp;
*
Left Committee May 2, 2013

**
Joined Committee May 1, 2013

Audit Committee
Membership:
The Board of Directors has determined that each member of the Audit Committee is independent in accordance with our Audit Committee charter and our Corporate Governance Guidelines and Independence Standards, as well as the rules of the SEC and the listing standards of the NYSE. In addition, the Board of Directors has determined that each member of the Committee has a working familiarity with basic finance and accounting practices, including the ability to read and understand financial statements. Finally, the Board of Directors has determined that each of Messrs. Lisenby and Mancuso is an "audit committee financial expert" under the rules of the SEC and has accounting and/or related financial management expertise, as required by the listing standards of the NYSE.
Function:
The Audit Committee is responsible for ensuring the integrity of the financial information reported by our company. The Committee appoints the independent auditors, approves the scope of audits performed by them and by the internal audit staff, and reviews the results of those audits. The Committee also meets with management, the independent auditors and the internal audit staff to review audit and non-audit results, as well as financial, accounting and internal control matters. Additional information on the Committee and its activities is set forth in the Audit Committee Report on p. 66.
Compensation Committee
Membership:
The Board of Directors has determined that each member of the Compensation Committee is independent in accordance with our Compensation Committee charter, Corporate Governance Guidelines and Independence Standards, as well as the rules of the SEC and the listing standards of the NYSE. In addition, the Board of Directors has determined that the Committee meets the "outside director" and "non-employee director" requirements as defined, respectively, under Section 162(m) of the Internal Revenue Code and Section 16 under the Securities Exchange Act of 1934, as amended.
Function:
The Committee sets the compensation program for our executive officers, including executive employment agreements, restricted stock and restricted stock unit grants and other awards. The Committee receives input regarding compensation for all officers including proposed compensation, from its independent compensation advisor, as well as from our CEO for his direct reports. The Committee has delegated to our CEO the authority to issue up to an aggregate of 75,000 restricted shares or restricted stock units annually to persons other than Section 16 officers.

The Committee has the authority under its charter to retain, terminate and set fees and retention terms for such compensation advisors or other outside advisors as it deems necessary or appropriate in its sole discretion. The Committee reviews outside advisors and consultants on at least an annual basis to determine objectivity and review performance, including a review of the total fees paid to such advisors or consultants. The Committee has retained Pearl Meyer as its independent compensation advisor.

The Committee, together with the management-led Retirement and Welfare Plan Administrative Committee, exercises oversight over the investment performance and allocation, actuarial assumptions and funding practices of our pension, healthcare and defined contribution plans.

Additional information on the Committee, its activities, its relationship with its independent compensation advisor and management's role in setting compensation is set forth in "Compensation Discussion and Analysis," beginning on p. 24, and "Corporate Governance—Compensation Advisor," beginning on p. 14.
Nominating and Governance Committee
Membership:
The Board of Directors has determined that each member of the Nominating and Governance Committee is independent in accordance with our Nominating and Governance Committee charter, Corporate Governance Guidelines and Independence Standards, as well as the rules of the SEC and the listing standards of the NYSE.
Function:
The Committee assists the Board of Directors in identifying qualified individuals to become Board members and recommending to the Board of Directors the director nominees; develops and recommends to the Board of Directors our Corporate Governance Guidelines; leads the Board of Directors in its annual review of the Board of Director's performance; makes recommendations to the Board of Directors regarding the compensation of non-employee directors; and makes recommendations to the Board of Directors with respect to the assignment of individual directors to various committees. The Committee also approves equity awards for non-employee directors, subject to approval by the Board of Directors.

DIRECTOR COMPENSATION

        Directors who are SPX employees receive no compensation for their service as directors. We compensate non-employee directors under the SPX Corporation 2006 Non-Employee Directors' Stock Incentive Plan (the "2006 Directors' Plan") and the 2002 Stock Compensation Plan (the "2002 Plan").

Cash and Equity Compensation

        We compensate our non-employee directors using a combination of cash and equity. The Nominating and Governance Committee reviews non-employee director compensation from time to time.

        Non-employee director 2013 cash compensation was unchanged from 2012. The annual retainer was $90,000. No additional compensation was awarded for service as a member of any committee, service as chair of any committee or attendance at meetings. Mr. K. Campbell received additional compensation in the amount of $25,000 for his service as our Lead Director. Mr. Kearney is our Chairman and receives no additional compensation for his service in that role.

        In addition to a cash retainer, each non-employee director receives grants of restricted stock. In 2013, we moved to a system of awarding stock grants based on the grant date value of the award, rather than awarding a fixed number of shares. Additionally, for non-employee directors, in 2013 we began awarding shares as of the date of our Annual Meeting, which shares vest at the following Annual Meeting, subject to the director's continued service on our Board as of the date of that meeting. Time-vested awards are designed to help ensure engaged directors with interests closely aligned with those of our long-term stockholders. In 2013, each director received a grant of 1,841 shares of restricted stock under our 2002 Stock Compensation Plan, with a grant date value of $129,975.

        In prior years, one-third of each grant became eligible to vest on each of the three anniversaries of the original grant date, subject to meeting performance standards. The restricted stock granted in 2012 and 2011 vests if SPX total stockholder return exceeds that of the S&P 500 Index (the "S&P 500") for either the first year in which the tranche may vest or the cumulative period since the grant date. Shares of restricted stock that do not vest within the three-year vesting period in accordance with these performance requirements are forfeited.

        Our total stockholder return exceeded that of the S&P 500 in 2013. Accordingly, one tranche of each of the 2011 and 2012 equity awards vested.

        The first tranche of the 2011 restricted stock grant failed to vest in each of 2011, 2012, and 2013, due to the total stockholder return of the S&P 500 exceeding that of our stock during the relevant measurement periods. As a result, this tranche was forfeited in 2014.

        Any cash dividends paid with respect to shares of unvested restricted stock are deposited in the director's name in an escrow or similar account maintained by SPX Corporation for that purpose. These dividends are subject to the same time and performance restrictions as the shares of restricted stock to which they relate and are payable only upon vesting of the underlying stock. Dividends on the forfeited tranche of stock described above were forfeited along with the stock.

Other

        The SPX Foundation (the "Foundation") will make matching donations for qualified charitable contributions for any director up to a total of $20,000 per annum.

Stock Ownership Guidelines

        Non-employee director stock ownership guidelines are three times the annual cash retainer. Each director is requested to attain the desired level of ownership within five years of the date of appointment as a director. Shares held in family trusts and shares held in retirement plan accounts are deemed to be owned shares for purposes of these guidelines. Unexercised stock options and unvested equity awards are excluded.

        Once a director attains the desired level of share ownership, he or she will continue to be in compliance with these guidelines even if the director later falls below the guideline, provided that he or she retains at least 50% of the net shares acquired upon exercise of stock options and at least 50% of the net shares acquired pursuant to vested restricted equity awards until he or she again meets or exceeds the guidelines.

        Each director was in compliance with these requirements as of January 31, 2014.

Director Compensation Table

        The following table summarizes the compensation of our directors who served during 2013. Mr. Kearney, our Chairman, President and CEO, receives no compensation in connection with his service as a director and, accordingly, is omitted from this table.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Total ($)
J. Kermit Campbell	$115,000	$129,975	$244,975
Emerson U. Fullwood	$90,000	$129,975	$219,975
Albert A. Koch (3)	$15,000	$0	$15,000
Terry S. Lisenby	$90,000	$129,975	$219,975
Michael J. Mancuso	$90,000	$129,975	$219,975
David V. Singer	$90,000	$129,975	$219,975
Peter F. Volanakis (3)	$15,000	$0	$15,000
Martha B. Wyrsch	$90,000	$129,975	$219,975

(1)
Represents annual retainer of $90,000. Mr. K. Campbell also received $25,000, representing the annual retainer for serving as Lead Director.

(2)
Stock Awards are time-vested awards and vest at the Annual Meeting in the year following the grant, subject only to the director's continued service on our Board as of the date of that meeting. The amounts in the table represent the grant date fair value, based on the closing price of our stock on the grant date.

The total number of shares of unvested restricted stock held by each director on December 31, 2013, was: Mr. K. Campbell, 5,175; Mr. Fullwood, 5,175; Mr. Koch, 3,334; Mr. Lisenby, 5,175; Mr. Mancuso, 5,175; Mr. Singer, 1,841; Mr. Volanakis, 0; and Ms. Wyrsch, 5,175.

(3)
Director through May 2, 2013.

OWNERSHIP OF COMMON STOCK

Directors and Officers

        The following table shows how much of our common stock the directors, named executive officers, and all officers and directors as a group beneficially owned as of March 1, 2014. The "named executive officers" are our Chief Executive Officer, our Chief Financial Officer, and our next three most highly compensated officers who were serving as officers as of December 31, 2013.

        Beneficial ownership is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. In general, beneficial ownership includes any shares a director or officer can vote or transfer and stock options that are exercisable currently or become exercisable within 60 days. The number of our shares beneficially owned by each of the named executive officers and by all directors and officers as a group includes shares held in the SPX Corporation Retirement Savings and Stock Ownership Plan. Except as otherwise noted, the stockholders named in this table have sole voting and investment power for all shares shown as beneficially owned by them. No options were outstanding as of March 1, 2014.

        The percent of SPX common stock owned is based on 44,687,073 shares outstanding as of March 1, 2014.

Directors and Named Executive Officers	Shares of Common Stock Owned	Percent of Class
J. Kermit Campbell	20,642	*
Patrick D. Campbell	0	*
Robert B. Foreman (1)	127,944	*
Emerson U. Fullwood	15,809	*
Christopher J. Kearney (2)	577,027	1.29%
David A. Kowalski	94,008	*
Kevin L. Lilly	80,920	*
Terry S. Lisenby	6,008	*
Michael J. Mancuso	14,342	*
David V. Singer	1,841	*
Jeremy W. Smeltser	84,596	*
Martha B. Wyrsch	10,175	*
All directors and officers as a group (13 persons)	1,099,743	2.46%
*
Less than 1.0.

(1)
Mr. Foreman indirectly holds 11,722 shares through irrevocable trusts of which his wife is the trustee and his children are the beneficiaries.

(2)
Mr. Kearney indirectly holds 295,596 shares through a revocable trust of which he is the trustee and he and his family members are beneficiaries. In addition, Mr. Kearney is the successor to 71,039 shares through a revocable family trust of which his wife is the sole trustee and the beneficiary. All the assets in this family trust, including the 71,039 shares, are pledged to secure a loan. Mr. Kearney holds unpledged vested shares equal in value of approximately 25 times his annual salary, based on the closing price on February 28, 2014.

Other Principal SPX Stockholders

        Set forth in the table below is information about beneficial owners of more than five percent of the issued and outstanding shares of our common stock. The percent of class held is based on 44,687,073 shares of our common stock outstanding on March 1, 2014.

Name and Address	Shares of Common Stock Beneficially Owned	Percent of Class
Relational Investors, LLC (1) 12400 High Bluff Drive, Suite 600 San Diego, CA 92130	7,035,111	15.74%
BlackRock, Inc. (2) 40 East 52nd Street New York, NY 10022	3,248,188	7.27%
Barrow, Hanley, Mewhinney & Strauss, LLC (3) 420 Montgomery Street San Francisco, CA 94104	2,569,624	5.75%
JPMorgan Chase & Co. (4) 270 Park Avenue New York, NY 10017	2,558,558	5.73%
(1)
Based on information provided in a Schedule 13D filed with the SEC on January 15, 2014 by Relational Investors, LLC and certain of its affiliated entities (collectively, the "Relational Investors Entities"), and Ralph V. Whitworth and David H. Batchelder. The Relational Investors Entities report having sole voting power and sole dispositive power with respect to all the shares. The Schedule 13D indicates that Messrs. Whitworth and Batchelder have shared voting power and shared dispositive power over the shares owned by the Relational Investors Entities.

(2)
Based on information provided in a Schedule 13G/A filed with the SEC on January 30, 2014 by BlackRock, Inc. and certain of its affiliated entities (collectively, the "BlackRock Entities"). The BlackRock Entities report having sole voting power with respect to 2,970,307 of the shares and sole dispositive power with respect to all the shares.

(3)
Based on information provided in a Schedule 13G/A filed with the SEC on February 12, 2014 by Barrow, Hanley, Mewhinney & Strauss, LLC ("Barrow"). Barrow reports having sole voting power with respect to 593,278 of the shares, shared voting power with respect to 1,976,346 of the shares, and sole dispositive power with respect to all the shares.

(4)
Based on information provided in a Schedule 13G filed with the SEC on January 21, 2014 by JPMorgan Chase & Co. and certain of its affiliated entities (collectively, the "JPMorgan Entities"). The JPMorgan Entities report having sole voting power with respect to 2,134,740 of the shares, shared voting power with respect to 6,909 of the shares, sole dispositive power with respect to 2,551,649 of the shares, and shared dispositive power with respect to 6,909 of the shares.

 SECTION 16(A) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934 requires that SPX's officers, directors and 10% stockholders file reports of ownership and changes of ownership of SPX common stock with the SEC and the NYSE. Based on a review of copies of these reports provided to us and written representations from officers and directors, we believe that all filing requirements were met.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

Responsiveness to Stockholders

        We made significant changes to our executive compensation programs in 2013. Following input from our stockholders, guidance from the Compensation Committee's outside advisor, and our own analyses, the Committee, with the cooperation of our senior executive team, restructured our change of control agreements, redesigned our equity awards, eliminated certain perquisites, and changed our peer group.

Pay for Performance/Accountability

        We remain committed to improving operational performance, returning capital to shareholders and narrowing our strategic focus around our Flow Technology end markets.

        During the second half of 2013, we transitioned to a new operational alignment designed to improve our operating efficiency and enhance our customer focus by more closely aligning our organizational resources with our customers' needs. The new alignment positions us to better leverage operational excellence, cost reduction initiatives and commercial synergies across our operations, particularly in Flow Technology, our largest segment. We also executed a number of restructuring actions aimed at reducing our cost structure and improving our ability to serve our customers. These actions, along with ongoing lean and supply chain initiatives, contributed to improved operating performance at many of our businesses. Consolidated profit margins for our operating segments increased 70 basis points to 10.5%, and we significantly increased operating cash flows from continuing operations in 2013. Improved working capital performance at many of our businesses was the primary driver of our strong operating cash flows in 2013.

        Our profit margin and operating cash flow results were achieved despite a 2.4% decline in revenue versus 2012. Revenues declined primarily as a result of lower sales of food and beverage systems, power generation equipment and services, and original equipment oil and gas pumps. These revenue declines were due, in part, to increased discipline applied to our order acceptance process, the expected ramp down in revenue related to our large power projects in South Africa, and delays in the timing of our customers' capital spending decisions. During the second half of 2013, we experienced a sequential increase in orders of food and beverage systems, power generation equipment and services, and original equipment oil and gas pumps, which we expect to benefit revenue in 2014 and 2015.

        In 2013, we allocated significant capital to stock repurchases, a large discretionary pension contribution, and restructuring actions, primarily in our Flow Technology and Thermal Equipment and Services reportable segments. Even after these allocations, we ended 2013 with a strong liquidity position.

        On the strategic front, we divested two non-core industrial businesses in 2013 and currently are in the process of divesting certain other non-core industrial businesses. Also, we completed the sale of our 44.5% joint venture interest in EGS in January 2014. These recent and planned divestitures are consistent with our strategy to narrow our focus to our Flow Technology end markets.

        In November, 2013, we executed an agreement transferring obligations for monthly pension payments to retirees under the SPX US Pension Plan (the "Plan") to Massachusetts Mutual Life Insurance Company. During a designated election period in the first quarter of 2014, we offered approximately 7,500 eligible former employees under the Plan a voluntary single lump-sum payment option in lieu of a future pension benefit under the Plan.

        Our 2013 performance resulted in our exceeding or approaching all 2013 compensation target metrics. As a result, each of the tranches of stock that could vest based on 2013 performance did so, and average bonus was above target.

Executive Compensation Philosophy

        We follow these guiding principles when designing and setting compensation for our NEOs:

  •
  Compensation should reward performance;

  •
  Compensation should align the interests of our NEOs with those of our long-term stockholders;

  •
  Compensation should support our business and human capital strategies; and

  •
  Compensation should attract, motivate and retain quality NEOs.

Executive Compensation Practices

Practices We Follow

        Pay for Performance—We tie pay to performance. The significant majority of executive pay is not guaranteed. Our bonuses demand improvement in operating profit and/or margins and correspondingly strong cash performance. Equity awards to NEOs require the achievement of performance targets in order to vest.

        Reasonable Perquisites—In recent years we have eliminated tax gross-ups on perquisites and reduced overall perquisites.

        Independent Compensation Advisor—The Committee retained Pearl Meyer as its compensation advisor. Pearl Meyer works directly for the Committee and the Nominating and Governance Committee, and performs no other work for our company. Pearl Meyer may, at the direction of the Committee, work with management on executive officer and director compensation design.

        Review Tally Sheets—We review compensation tally sheets for our NEOs at least annually.

        Mitigate Undue Risk—We mitigate undue risk associated with compensation. We do this by utilizing caps on potential payments, multiple performance targets and robust Board and management processes to identify risk. We do not believe any of our pay programs create risks that are reasonably likely to have a material adverse impact on our company.

        Stringent Share Ownership Guidelines—We have a stringent share ownership policy, with which all NEOs are in compliance.

Practices We Avoid

        280G Excise Tax Gross-Ups—All our executive officers agreed to eliminate 280G excise tax gross-ups, effective March 10, 2014.

        Hedging—We do not permit our employees, including our NEOs, to hedge against fluctuations in our stock value or engage in short sales relating to our stock.

        Other Practices We Avoid—As in prior years, we have avoided:

  •
  multi-year guarantees for salary increases;

  •
  non-performance-based bonuses;

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  excessive non-performance-based long-term incentive awards;

  •
  inclusion of long-term equity awards in the pension calculation;

  •
  bonus payouts without justifiable performance linkage or proper disclosure;

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  discretionary bonuses; and

  •
  performance goals that are too easily achievable or based on negative earnings.

Compensation Practices Discussion

        We tailor compensation to the business and competitive environment because our success depends on our ability to attract and retain experienced and proven leaders and to motivate them to deliver superior results.

        The proportion of incentive-based pay increases along with responsibility and authority. For our senior-level management, and in particular for our NEOs, a significant majority of direct compensation (salary, bonus, and equity awards) is incentive-based.

        Bonuses are based on operating performance. Equity awards are designed to reward increased stock price and aid in retention. We design both cash bonuses and equity awards to align employee interests with those of our stockholders. We also offer each NEO perquisites and post-employment benefits.

        NEO performance is judged primarily by reference to performance of the company as a whole. Additional, subjective, assessments are made, including direct assessments of performance, formal talent assessment reviews, and assessments of adherence to our values. Our CEO and our human resources department use these assessments to develop compensation recommendations for our NEOs other than the CEO. These recommendations are reviewed with the Committee's independent compensation advisor and then submitted to the Committee for review, discussion, and approval. Additionally, the Committee reviews tally sheets setting forth total compensation and walk-away values at least annually. The Committee establishes and approves all elements of compensation for our CEO based on input from and conversations with management and the Committee's independent compensation advisor, as well as its own assessments.

  Role of Compensation Advisor and Selecting a Peer Group

        The Committee has retained Pearl Meyer directly as its independent compensation advisor. The independent compensation advisor advises on all aspects of executive officer and director compensation. For more information, see "Corporate Governance—Compensation Advisor," beginning on p. 14.

        The most significant aspects of management's role in the compensation-setting process are as follows:

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  Our human resources, finance and legal departments prepare materials for the Committee, as does the Committee's independent compensation advisor.

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  Our CEO provides his evaluation of the performance of each of the other NEOs and offers recommendations regarding their salary levels, bonus targets and equity awards.

  •
  Management prepares and recommends business performance targets and objectives.

        The Committee's independent compensation advisor recommends the list of peer companies against which we benchmark our executive officer and director compensation. During 2013, the Committee and the Committee's outside advisor, together with management, engaged in a comprehensive reconstruction of the Company's peer group. The companies selected were primarily industrial manufacturing companies from the Capital Goods sector, with most also being in the Industrial Machinery industry group, each as classified by Standard and Poors. The companies as a group are similar to SPX in size and other characteristics and are typically companies against which we compete for talent. Factors considered in determining the peer group include revenues, as well as market capitalization, total assets, and employee count. In addition, our peer group includes many companies with similar end-market characteristics.

        The following companies comprise our peer group for determining 2014 Compensation:

• Cameron International Corp. • Carlisle Companies, Inc. • Chicago Bridge & Iron Company N.V. • Colfax Corp. • Crane Co.	• Dover Corp. • Dresser-Rand Group Inc. • Flowserve Corp. • FMC Technologies, Inc. • Foster Wheeler AG	• Ingersoll-Rand Co. Ltd. • Jacobs Engineering Group Inc. • KBR, Inc. • Pall Corp. • Parker-Hannifin Corp.	• Pentair, Ltd. • Rockwell Automation, Inc. • Roper Industries, Inc. • The Babcock & Wilcox Co. • Xylem Inc.

        The following companies comprised the previous peer group used for determining 2013 Compensation:

• Carlisle Companies, Inc. • Cooper Industries, Ltd. • Crane Co. • Cummings Inc. • Danaher Corp.	• Dover Corp. • Eaton Corp. • Flowserve Corp. • Harsco Corp. • Ingersoll-Rand Co. Ltd.	• ITT Corp. • Pall Corp. • Parker-Hannifin Corp. • Pentair, Ltd. • Rockwell Automation, Inc.	• Roper Industries, Inc. • Snap-On Inc. • Textron, Inc. • Timken Co. • Xylem Inc.

        Additionally, the 2012 Towers Watson CDB General Industry Executive Compensation Database provided market data for comparably sized companies across a large number of general industrial and manufacturing companies and was used to supplement the peer group data. Pearl Meyer used regression analysis to adjust data in these surveys to appropriately reflect officer compensation at companies with annual revenues similar to SPX.

        We consider competitive compensation practices by other companies for comparative purposes. We do not target specific benchmark percentiles. The comparative analysis is just one of several tools we use to set compensation. We award compensation outside the target levels for reasons that may include market forces, company or individual performance, length of service, existing contractual obligations, and differing levels of responsibility and value created by officers with the same or similar title.

        In addition to its regular ongoing review, the Committee reviewed the entire executive officer compensation program in 2012, with a particular focus on long-term incentive plan design. Compensation changes discussed in this proxy statement resulted, in part, from these discussions.

2013 Compensation

Base Salary

        Base salary is designed to offer competitive base income. In setting base salary, we consider the salary and total compensation market data in the context of the NEO's role and responsibilities, experience and tenure, internal equity considerations, individual performance and contribution to SPX results.

        In 2013, Messrs. Kearney, Foreman, Kowalski, and Lilly received salary increases of, respectively, 4.13%, 3.33%, 5.77%, and 5.15%, in line with our view of increases at peer companies, and also in line with increases granted to our other employees. Mr. Smeltser received an 11.11% increase in his salary, as the Committee continued a plan to bring him up to market competitive rates for a CFO of a public company of our size. Mr. Smeltser was elevated to the CFO position in August, 2012. Mr. Kowalski received an additional 4.54% increase in September, 2013, as a result of his expanded role in connection with an internal reorganization.

Bonuses

  Targets

        We set target bonus at a percentage of year-end salary. We increase this percentage as the employee's responsibilities and authority increase to help ensure that those most able to impact our company performance have the greatest percentage of their total compensation tied to our company's performance.

        Target bonuses for NEOs were unchanged for 2013, with targets of 130% of salary for our CEO, 100% for Mr. Foreman, and 80% for each of Messrs. Smeltser, Kowalski, and Lilly.

  Bonus Awards

        Bonuses paid to our NEOs are paid by reference to the metrics under the Executive Bonus Plan, the plan under which we pay bonuses to our other executives.

        The Executive Bonus Plan pays bonuses equal to 0% to 200% of target bonus by reference to one or more metrics. The threshold for at least one metric must be met in order for any bonus to be paid. If only one metric threshold is met, total potential payout is limited to 50% of target bonus.

        The chart below shows the 2013 threshold, target, and stretch goals for each of the relevant metrics, our actual results, and the resultant percentage of target bonus.

($ Millions) Metric	Threshold	Target	Stretch	Actual	Bonus %
Corporate						&zwsp;
Bonus Operating Margin	7.59%	8.09%	8.59%	7.80%	121.0%
Bonus Free Cash Flow	$185	$225	$265	$408
Industrial Products and Services						&zwsp;
Bonus Operating Income	$165.544	$206.376	$251.130	$178.864	89.1%
Bonus Free Cash Flow Conversion	80%	100%	120%	103.6%

        The bonus target for each of Messrs. Kearney, Foreman, Smeltser, and Lilly, our corporate NEOs, was based entirely on the corporate matrix and, accordingly, each received a bonus at 121% of target.

        The bonus for Mr. Kowalski, the leader of our Industrial Products and Services businesses, was calculated as an average of the corporate and the Industrial Products and Services' performance. Accordingly, he received a bonus at 105% of target.

        The chart below details how we arrived at bonus amounts for each NEO.

	2013 Year-End Salary	Target Bonus, as Percentage of Salary	Percentage of Target Bonus Payable Based on 2013 Performance	Bonus Amount
Christopher J. Kearney	$1,160,000	130%	121%	$1,824,680
Jeremy W. Smeltser	$500,000	80%	121%	$484,000
Robert B. Foreman	$795,000	100%	121%	$961,950
David A. Kowalski	$575,000	80%	105%	$483,000
Kevin L. Lilly	$510,000	80%	121%	$493,680

  Bonus Metrics

        We require year-over-year improvement in operating profit and/or margins and correspondingly strong cash performance for bonuses to be paid. In 2013, as we have every year since 2005, we required improvement over the prior year's operating profit/margin performance to receive any bonus related to that metric, and an improvement of 50 basis points over the prior year results (as restated to reflect acquisitions or dispositions) to reach target bonus.

        Our 2013 targets were lower than our prior year targets as a function of our operating profit/margins having declined in 2012 from 2011, reflecting a challenging late-cycle power generation market.

        We continue to believe that setting targets to require improvement over the prior year's performance is appropriate and ties pay to performance, as reflected in our CEO's bonus payouts in recent years. We have consistently applied this approach, and have in the past significantly raised year-over-year goals if the prior year's performance improved significantly. Corporate targets will be raised for 2014, given our 2013 results.

        Both corporate and segment employees are measured on improvements in operating results and free cash flow performance. For 2013, we used the Bonus Operating Margin metric at the corporate level. The Industrial Products and Services businesses' operating results metric was Bonus Operating Income. The 2013 cash flow metrics were Bonus Free Cash Flow for corporate and Bonus Free Cash Flow Conversion for the Industrial Products and Services businesses. Combined, these metrics are designed to reward improving performance by managing profitability and expenses and encouraging focus on quality of earnings and the efficient use of capital. Further, these metrics align with our public communications and internal business goals. We believe they are transparent, understandable and consistent with compensation plans at other industrial companies.

        We exclude items to eliminate factors beyond the control of company employees in the measurement year, to focus employees, including NEOs, on controllable operating performance, and to eliminate possible disincentives to act in the best interest of our stockholders. For example, the disposition of a non-core business may be expected to have long-term benefits, but the loss of profits and cash flow from the business may result in lower bonuses in the year in which the business was sold and, accordingly, these numbers are adjusted in the calculation of bonuses.

        For 2013, Bonus Operating Margin represented adjusted operating income divided by net revenues, and adjusted operating income represented operating income excluding stock-based compensation expense, pension and post-retiree medical expense or income, goodwill and other asset impairments, certain profits or losses on acquisitions or dispositions, certain litigation reserves and settlements, and other similar items, subject to Committee approval.

        Bonus Operating Income for the Industrial Products and Services businesses represented operating income, excluding minority interest (if applicable) and amounts accrued for bonuses. We do not generally exclude the effects of restructuring actions when calculating Bonus Operating Income, except that we do exclude any restructuring charges associated with the integration of newly acquired businesses. We also exclude costs associated with certain research and development activity from the calculation of Industrial Products and Services businesses' bonus. The elimination of costs associated with certain research and development activity is related to our corporate-led innovation initiative. Under this initiative, corporate-level management provided certain incentives to encourage the rapid development of what it deems to be the most promising research and development projects, representing a small portion of our total research and development projects and spending. These incentives included, for bonus calculation purposes, deferring development costs for selected innovation investments and amortizing development costs in a manner designed to track commercialization of the projects and other similar items, subject to Committee approval.

        For the corporate metric, Bonus Free Cash Flow represented Bonus Operating Cash Flow less capital expenditures. Bonus Operating Cash Flow for corporate was operating cash flow from continuing operations, plus or minus an adjustment to reflect payment of accounts payable on a normalized basis, minus pension and post-retiree medical funding requirements in excess of or less then related expense, and plus or minus deferred and amortized cash investments in our new headquarters facility, certain operating cash activity associated with acquisitions or dispositions, and other similar items, subject to Committee approval.

        For the Industrial Products and Services businesses, Bonus Cash Flow Conversion represented Bonus Free Cash Flow divided by Bonus Operating Income. Bonus Free Cash Flow represented Bonus Operating Cash Flow less capital expenditures. The Bonus Operating Cash Flow metric was operating income, plus depreciation and amortization, plus or minus changes in working capital, but excluding the change in amounts accrued for bonuses, plus or minus an adjustment to reflect payment of accounts payable on a normalized basis, amounts related to adjustments of Bonus Operating Income, certain operating cash activity associated with acquisitions or dispositions, and other similar items, subject to Committee approval.

Equity-Based Awards

        As noted above, we made significant changes to our equity-based awards for NEO's for 2013. These changes and their underlying rationale are described below:

Long-Term Incentive Program (Changes for 2013)				&zwsp;
	2012	2013	Rationale
Grant Calculation	Primarily based on number of shares.	Primarily based on fair value of awards.	Analysis of peer and other executive compensation data indicates that it is a more common practice for award grants to be based on value rather than share count. We also believe this change will improve investor understanding of our pay practices, while also better aligning us with market practice.
Vesting Type	100% of equity awards were subject to company performance compared to an external metric.	All equity awards are subject to performance vesting designed to qualify the equity award for deductibility under Section 162(m) of the Internal Revenue Code ("Rule 162(m)").

Of each grant:

2/3 is subject to company performance compared to an external performance metric.

1/3 is subject to an internal performance metric.

Tying the vesting of 2/3 of the grant to an external performance metric continues the strong alignment of NEO and stockholder interests.

Tying vesting to an internal performance metric designed to qualify under Rule 162(m) improves our ability to retain officers. Analysis of peer and other executive compensation data indicates this is a more common practice than subjecting 100% of each share grant to performance vesting based on performance related to an external metric.

Vesting Time	1/3 of each grant became eligible to vest at the end of each of the first, second, and third year following grant.	External performance metric awards become eligible to vest three years after grant date.

1/3 of each internal performance metric award becomes eligible to vest at the end of each of the first, second, and third year following grant.

Setting the external performance metric against the three-year performance of the S&P Composite 1500 Industrials Index (the "S&P 1500 Industrials") encourages management to focus on long-term performance.

Annual vesting of internal performance metric awards increases the retention value of equity awards.

Multiple Vesting Opportunities	Some tranches had more than one opportunity to vest.	No award has more than one opportunity to vest.	Investor feedback led us to eliminate multiple vesting opportunities.
Performance Metrics	SPX total stockholder return ("TSR") measured against the S&P 500 TSR.	External metric awards: SPX TSR measured against the S&P 1500 Industrials TSR. Internal metric awards: Internal performance metric, set annually, designed to qualify under Rule 162(m).	We believe the S&P 1500 Industrials tracks performance of companies similar to ours more closely than does the broader S&P 500.

We believe the internal performance metric awards serve a valuable retention purpose.

Long-Term Incentive Program (Changes for 2013)				&zwsp;
	2012	2013	Rationale
Graduated Performance	100% of each tranche would vest if SPX TSR exceeded that of the S&P 500 either in the first year in which the tranche became eligible to vest or over the cumulative period since the date of the grant.	Between 25% and 125% of external performance metric awards may vest based on the three-year performance of SPX TSR against the S&P 1500 Industrials TSR.

100% of internal metric awards may vest based on internal performance.

			Investor feedback and review of peer company compensation packages indicate that it is common practice to allow proportional vesting of performance stock. Additionally, this reduces sharp vesting cliffs, which could lead to adverse incentives for short-term behavior.
Clawback Provisions	None	Awards are subject to any compensation recovery policy adopted by us, as amended from time to time.	Clawback provisions are becoming more common and we believe encourage good governance.

        We design equity awards to promote long-term stock ownership and expose senior-level management to the risks and rewards faced by our long-term stockholders. Because the majority of equity we award to NEOs vests over three years, and only if the total return of our stock performs acceptably against a major stock index, it also has significant employee retention value and continues to tie the interests of our NEOs to those of our stockholders even after it is awarded. Grants of performance-based restricted stock are the most significant component of our NEOs' direct compensation opportunity.

        In 2013, two-thirds of the value of the restricted stock awards to NEOs was in the form of external metric stock, and one-third was in the form of internal metric stock. Between 25% and 125% of the external performance metric award may vest based on the three-year performance of SPX TSR against the S&P 1500 Industrials TSR. The triggers for vesting are set forth in the below table.

Total Shareholder Return Performance During the Measurement Period	Restricted Stock Vesting
Below Threshold:
More than 9% below S&P 1500 Industrials TSR	0
Threshold:
9% below S&P 1500 Industrials TSR (approximates historical performance at 25th percentile)	25% of target payout
Target:
Equal to S&P 1500 Industrials TSR	Target payout
Maximum:
6% above S&P 1500 Industrials TSR (approximates historical performance at 65th percentile)	125% of target payout

        Internal metric stock vests based on the same trigger as the 162(m) Plan (as defined below), which is designed to qualify the stock for performance vesting treatment under Rule 162(m). In 2013, the target was met, and the first tranche of the 2013 award vested.

        Annual grants of equity prior to 2013 had three tranches. The tranches vest in equal amounts over three years, but only if SPX total stockholder return exceeds the S&P 500 for the prior year or for the cumulative period since the grant date. If the first or second tranche fails to vest, it may vest in a later year if our total stockholder return exceeds that of the S&P 500 for the cumulative period since the grant date. Any tranche that does not vest within three years is forfeited.

        Three tranches granted prior to 2013 were up for vesting at the end of 2013—two tranches that were up for vesting for the first time (the second and third tranches of, respectively, the 2012 and 2011 awards), plus one tranche (the first tranche of the 2011 equity award) that had failed to vest based on our performance over the last two years.

        The two tranches that were up for vesting for the first time did vest, due to our stock outperforming the S&P 500 in 2013. However, the other tranche failed to vest because, even though we outperformed the S&P 500 in 2013, we did not outperform the S&P 500 over the three-year measurement period applicable to this tranche.

        NEOs forfeited the first tranche of the 2011 award, together with accrued dividends on the forfeited shares, as a result of its not vesting within three years of the date of grant.

        In 2013 we began awarding shares according to value rather than share count. Share values are reported in the Summary Compensation Table for 2013, on p. 40, and were set using the value of shares awarded in 2012, adjusted after a market review.

Equity Awards Practices

        We conduct a full review of executive compensation, including equity awards, at least annually. In 2011, equity awards were reviewed and approved in February and granted on the first trading day in March. In 2012 and 2013, equity awards were reviewed and approved late in the prior year and granted on the first trading day of the award year.

        Dividends with respect to any shares of unvested restricted stock are deposited in the NEO's name in an escrow or similar account maintained by SPX for that purpose. The NEO receives these dividends only if and when the related shares of equity vest. Dividends are forfeited if the equity on which those dividends were paid is forfeited.

        In the event of retirement, termination by SPX without "cause" or voluntary termination by the executive for "good reason" (each as defined in the applicable award or employment agreements), unvested restricted stock will remain subject to the original performance requirements and vesting schedule.

        The Committee also may make, and in the past has made, special grants during the course of the year, primarily for new hires, for promotions, to retain valued employees or to reward exceptional performance. These special grants may be subject to performance or time vesting, and are issued on the date of grant or upon a date certain following the grant date, such as the date on which a new hire commences employment.

        We have not granted stock options since 2004.

Other Benefits and Perquisites

        We provide perquisites to attract and retain executives in a competitive marketplace, and believe these benefits are generally consistent with market practices of our peer group and other comparable public industrial manufacturing companies. See the Summary Compensation Table and accompanying footnotes for a full listing of benefits and perquisites. We do not provide tax gross-up payments for perquisites.

        Each executive officer waived his right to receive an automobile allowance and reimbursement for country club dues and fees, effective January 1, 2014.

        In connection with the relocation of our headquarters to Charlotte, North Carolina in 2002, all our then-employees who relocated, including Messrs. Kearney and Foreman, were eligible to receive interest-free, 20-year relocation loans to finance the purchase of a principal residence. Each of Messrs. Kearney and Foreman received loans in the amount of $1.5 million. Mr. Kearney repaid his loan in full during 2013. Mr. Foreman's loan remains outstanding, and is secured by a mortgage on his residence. Employees, including the NEOs, are required to repay the loan if they cease to be employed by us, sell the residence, change their principal residence, or are transferred from the corporate headquarters. The loan will be forgiven, and federal and state tax gross-ups paid, in the event of death, disability or a change in control. We have not made any relocation loans to officers since 2002.

        Our CEO may utilize our aircraft for personal travel for himself and his family. Other NEOs may be permitted personal use of our aircraft for themselves and their families if approved by our CEO. This benefit enhances security for our officers and allows them to devote more time to SPX business. We report the value of any personal use of our corporate aircraft by NEOs as ordinary taxable income and as compensation in the Summary Compensation Table for 2013 on p. 40.

Retirement and Deferred Compensation Plans

        The NEOs participate in the SPX Corporation Supplemental Retirement Plan for Top Management (the "TMP"). Some of the NEOs are also participants in the SPX US Pension Plan (formerly named the SPX Corporation Individual Account Retirement Plan) (the "IARP") and the SPX Corporation Supplemental Individual Account Retirement Plan (the "SIARP").

        There were no changes to the pension plan benefits or terms for NEOs for 2013. Effective March 10, 2014, changes to the termination provisions of the TMP, SIARP, & SRSP (as defined below) were made to bring them in line with the benefits permitted under the NEOs' change in control agreements.

        In 2013, fluctuating interest rates played a much less significant role in the values we are required to report in the Change in Pension Value and Nonqualified Deferred Compensation Earnings in the Summary Compensation Table, though the impact was still substantial. As discussed in prior years, our plans, particularly with respect to our longer-serving NEOs, are very sensitive to interest rates. As we have in prior years, in the Supplemental CEO Compensation Table for 2013, we provide a calculation reporting the increase in the amount our CEO would actually receive, in addition to the required reporting that includes notional amounts resulting from decreased interest rates.

        The executive retirement program plays a key role in attracting and retaining executive talent. The TMP is the most significant element of this program and has been in place since October 22, 1985. Messrs. Kearney and Foreman have credited service in the TMP since 1997 and 1999, respectively. In each of 2005 and 2009, in response to changing retirement practices, we reduced benefits provided by the TMP for new participants. Changes in 2005 include a reduced benefit, longer accrual period, higher early retirement age and reduction factor, and a 50% survivorship benefit. Changes in 2009 included a longer accrual period than required for earlier participants and required five years of service as an officer before vesting. The Summary Compensation Table for 2013 on p. 40 and the Pension Benefits table on p. 48, and their accompanying footnotes, provide further information concerning the annual increase in benefit value, accrued benefits and other terms of the TMP, IARP and SIARP. Retirement benefits payable upon an NEO's termination of employment are quantified and described in "Potential Payments Upon Termination or Change-in-Control," beginning on p. 52.

        NEOs and other senior-level management are eligible to participate in the SPX Corporation Retirement Savings and Stock Ownership Plan (the "401(k) Plan") and the SPX Corporation

Supplemental Retirement Savings Plan (the "SRSP"), a non-qualified deferred compensation plan that permits voluntary deferrals of base salary and annual bonuses. See the Nonqualified Deferred Compensation in 2013 table and accompanying narrative and footnotes, beginning on p. 49, for more information regarding these plans.

Termination and Change-in-Control Provisions

        We design termination and change-in-control contractual provisions to be competitive at the time we enter into an agreement. As a result, our agreements have changed over time, with newer agreements generally offering reduced payments and increased vesting obligations.

        In December, 2013, each of our executive officers voluntarily agreed to amend and restate his change of control agreement to, among other things:

  •
  Eliminate the payment of excise tax gross-ups in the event of a change of control. Following this change, the only tax gross-ups that will be paid in the event of a change of control relate to a home loan to one NEO, made in connection with our 2002 relocation to Charlotte;

  •
  Revise the definition of a "change of control" to increase the ownership threshold at which a change of control will be deemed to take place to 25%;

  •
  Require consummation of a business combination (rather than only shareholder approval) to trigger a change of control; and

  •
  Eliminate the right of the executive officer to trigger change of control payments if he terminates his employment "for any reason" following a change of control.

        Our severance arrangements are designed to protect stockholder interests by stabilizing management during periods of uncertainty. Severance arrangements have unique characteristics and value. For example, it may be necessary to offer severance agreements to prospective executives who forego significant bonuses and equity awards at the companies they are leaving or who face relocation expenses and family disruption in order to accept employment with us. Generally, executives are more willing to accept these risks and costs if they are protected in the event their employment is terminated due to unanticipated changes, including a change in control. Additionally, executives often assign significant value to severance agreements because they provide compensation for lost professional opportunities in the event of a change in control.

        Severance agreements also can be a powerful tool to discourage entrenchment of management, in that severance agreements can offset the risk of financial and professional loss that management may face when recommending a sale to or merger with another company. Our severance arrangements are structured to serve the above functions, which differ, and are perceived by recipients to differ, from pay for performance. Accordingly, decisions relating to other elements of compensation have minimal effect on decisions relating to existing severance agreements.

        In the case of a change in control, the NEOs become immediately vested in all previously granted unvested SPX restricted stock, including shares subject to performance vesting at the target level of vesting. This feature is designed to be equitable in the event of dismissal without cause or resignation for good reason, and we believe it is appropriate in the event of termination following a change in control.

        Termination and change-in-control agreements are further discussed and quantified in "Potential Payments Upon Termination or Change-in-Control," beginning on p. 52.

2014 Compensation Changes

        The Committee approved merit increases of 3.0% for each NEO other than Mr. Smeltser, in line with our view of increases at peer companies, and also in line with increases granted to our other employees. Mr. Smeltser received a 10.0% increase in his salary, as the Committee continued a plan to bring him up to market competitive rates for a CFO of a public company of our size. The Committee also approved salary adjustments of, on average, 3.5% in recognition of each officer's agreement to reduce current and potential benefits, as discussed above. Bonus targets were unchanged for 2014.

        Stock award values were increased, in response to what the Committee viewed as significant progress on key Company strategic and capital initiatives. Mr. Kearney's award value was $6.65 million, Mr. Foreman's award was $2.05 million, and the award value for each of our other NEOs was $1.55 million.

Stock Ownership Guidelines

        We maintain stock ownership guidelines to emphasize the importance of substantive, long-term share ownership by senior executives to align their financial interests with those of stockholders. The guidelines are:

Chief Executive Officer	500% of salary
Chief Operating Officer	400% of salary
Other Executive Officers	300% of salary
Other executives designated by the Committee	100% - 200% of salary

        Shares held in family trusts and shares held in retirement plan accounts are deemed to be owned shares for purposes of these guidelines. Unvested performance-based equity awards (both those based on an internal and external metric) are excluded. Officers are asked to attain the desired level of stock ownership within five years of becoming an officer.

        Once an NEO attains the desired level of share ownership, he or she will continue to be compliant with these guidelines even if the NEO later falls below the guideline, provided that the NEO retains at least 50% of the net shares acquired upon exercise of stock options and at least 50% of the net shares acquired pursuant to vested restricted equity awards and vested restricted stock unit grants until he or she again meets or exceeds the guidelines.

        Each NEO was in compliance with these requirements as of January 31, 2014.

  Policy on Hedging

        No SPX employee may trade in derivative securities relating to SPX securities, such as put and call options or forward transactions.

Tax Matters

        We seek to structure executive compensation in a tax efficient manner, and review compensation plans in light of applicable tax provisions, including Section 162(m) of the Internal Revenue Code. To maintain flexibility in structuring executive compensation to achieve its goals and compensation philosophy, the Committee has not adopted a policy requiring all compensation to be tax deductible. We structure our executive officer bonuses to be tax deductible, and therefore a separate plan, the Executive Annual Bonus Plan (the "162(m) Plan") determines whether each NEO qualifies for the payment of bonuses described above, and sets a cap on the amount of bonus that may be awarded and treated as tax-deductible.

        A portion of the stock awarded to NEOs (the portion described as the "internal metric" stock) vests based on the same trigger as under the 162(m) Plan. In 2013, the 162(m) Plan performance goal was met.

        In the past we agreed to make "gross-up" payments, designed to reimburse an NEO for any excise taxes imposed as a result of payments by us. As noted under "Termination and Change-in-Control Provisions" above, each of our officers agreed to eliminate Section 280G tax gross-ups effective March 10, 2014.

Impact on Compensation from Misconduct—Clawbacks

        If the Board of Directors were to determine that an NEO had engaged in fraudulent or intentional misconduct, it would take action to remedy the misconduct and impose appropriate discipline. Discipline would vary based on the facts and circumstances, but may include termination of employment or other appropriate actions.

        We retroactively adjust compensation in the event of a restatement of financial or other performance results to the extent required by the Sarbanes-Oxley Act of 2002. The 162(m) Plan, provides for repayment or forfeiture of awards under specified circumstances if the company, as a result of misconduct, is required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. Any awards earned or accrued during the twelve-month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document that failed to materially comply with a financial reporting requirement must be paid back to the company. To the extent that the affected award was deferred under a nonqualified deferred compensation plan maintained by the company rather than paid to the executive officer, the deferred amount (and any earnings from it) must be forfeited. Our 2013 equity award agreements provide that awards are subject to any compensation recovery policy adopted by us, as amended from time to time.

Say on Pay Vote

        At the 2013 Annual Meeting, about 67% of the votes cast on the advisory vote on our executive compensation were in favor of our NEO pay as disclosed in the 2013 proxy statement. While this vote was not binding, we value the opinions of our stockholders and the Committee gives weight to your concerns as it evaluates executive compensation. After reviewing these final vote results and other investor feedback, collected from key investors over the past few years, the Committee and our executive officers agreed to a number of significant changes to our executive officer compensation packages, as described above.

        We have determined that our stockholders should vote on a say-on-pay proposal each year, consistent with the preference expressed at our 2011 Annual Meeting. Our board of directors recommends that you vote FOR Proposal No. 2 at the Annual Meeting. For more information, see "Proposal No. 2—Advisory Vote to Approve the Compensation of our Named Executive Officers," beginning on p. 67.

Notes

        The discussion of performance targets in Compensation Discussion and Analysis is exclusively in the context of executive compensation, and you should not use these targets for any other purpose, or regard them as an indication of management's expectations of future results.

        References to "bonuses" are to performance-based payments reflected as Non-Equity Incentive Plan Compensation in the Summary Compensation Table on p. 40.

 COMPENSATION COMMITTEE REPORT

        The Compensation Committee of the SPX Board of Directors consists of three directors. Each of the Compensation Committee members is independent, as defined under SEC rules and the listing standards of the NYSE. Additionally, each member of the Compensation Committee is an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code. The Compensation Committee reviews SPX's "Compensation Discussion and Analysis" on behalf of the Board of Directors.

        The Compensation Committee has reviewed and discussed the "Compensation Discussion and Analysis" with management, and based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the "Compensation Discussion and Analysis" be included in this Proxy Statement and SPX's annual report on Form 10-K for the year ended December 31, 2013.

Compensation Committee
J. Kermit Campbell, Chairman Emerson U. Fullwood Terry S. Lisenby

Summary Compensation Table for 2013

        This table summarizes the compensation for the named executive officers. The "named executive officers" are our Chief Executive Officer, our Chief Financial Officer, and our next three most highly compensated officers who were serving as officers as of December 31, 2013.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)		Total ($)
Christopher J. Kearney	2013	$1,147,615	$5,199,977	$1,824,680	$771,380	$261,011	(6)	$9,204,663
Chairman, President	2012	$1,105,250	$4,706,700	$444,597	$3,846,353	$466,800		$10,569,700
and CEO	2011	$1,073,625	$6,312,000	$0	$4,886,432	$390,248		$12,662,305
Jeremy W. Smeltser	2013	$486,538	$1,188,532	$484,000	$70,908	$57,651	(7)	$2,287,629
Vice President & CFO	2012	$401,677	$1,135,523	$163,079	$125,477	$96,736		$1,922,492
Robert B. Foreman	2013	$788,110	$1,485,670	$961,950	$1,297,713	$213,690	(8)	$4,747,133
Executive Vice President,	2012	$763,377	$1,482,611	$236,209	$3,048,754	$353,395		$5,884,346
Global Business Systems & Services, President, Asia Pacific	2011	$741,500	$1,988,280	$0	$2,397,304	$298,106		$5,425,190
David A. Kowalski	2013	$548,654	$1,188,532	$483,000	$193,282	$81,176	(9)	$2,494,644
VP, GMO and President,	2012	$514,615	$1,176,675	$116,480	$541,178	$123,498		$2,472,446
Industrial Products & Services	2011	$477,083	$1,104,600	$182,260	$417,029	$377,162		$2,558,134
Kevin L. Lilly	2013	$503,269	$1,188,532	$493,680	$489,793	$100,761	(10)	$2,776,035
SVP, Secretary &
Gen Counsel
(1)
Named executive officers are eligible to defer up to 50% of their salaries into the SPX Corporation Retirement Savings & Stock Ownership Plan, a tax-qualified retirement savings plan (the "401(k) Plan") (up to applicable IRS limits), and up to 50% of their salaries into the SPX Corporation Supplemental Retirement Savings Plan, a nonqualified deferred compensation plan (the "SRSP"). In 2013, the named executive officers deferred the following portions of their salaries into the 401(k) Plan and the SRSP:

Name	Deferred into 401(k) Plan	Deferred into SRSP
Mr. Kearney	$17,500	$212,023
Mr. Smeltser	$12,981	$60,000
Mr. Foreman	$23,000	$140,122
Mr. Kowalski	$9,346	$29,659
Mr. Lilly	$12,634	$24,218
(2)
These grants are generally subject to performance vesting conditions. The amounts reported in the above table were calculated in accordance with Topic 718 to reflect their grant date fair value given vesting requirements. See note 15 to the consolidated financial statements contained in our Annual Reports on Form 10-K for the years ended December 31, 2013, December 31, 2012, and December 31, 2011, for additional information regarding the calculation of these numbers. See the Grants of Plan-Based Awards in 2013 table, on p. 45, for more information on these grants. The values of the grants assuming automatic vesting (no performance requirement) are as follows:

Name	2013	2012	2011
Mr. Kearney	$6,300,723	$6,264,000	$7,864,000
Mr. Smeltser	$1,440,125	$1,408,050	N/A
Mr. Foreman	$1,800,156	$1,973,160	$2,477,160
Mr. Kowalski	$1,440,125	$1,566,000	$1,376,200
Mr. Lilly	$1,440,125	N/A	N/A
(3)
In 2014, the year in which they received the 2013 non-equity incentive compensation payout, the named executive officers deferred the following portions of their non-equity incentive compensation awards into the 401(k) Plan and the SRSP:

Name	Deferred into 401(k) Plan	Deferred into SRSP
Mr. Kearney	$0	$364,936
Mr. Smeltser	$2,588	$70,012
Mr. Foreman	$0	$96,195
Mr. Kowalski	$9,531	$34,684
Mr. Lilly	$9,826	$225,761
(4)
The change in pension value is based on assumed weighted-average discount rates of 3.32% at December 31, 2012, and 4.17% at December 31, 2013. Normal increases in pension value due to changes in pay, additional service, additional age, lump sum interest rate and mortality improvements accounted for the remaining increase for these named executive officers.

There were no above-market earnings on non-qualified deferred compensation to report for any of the named executive officers in 2013.

(5)
The SPX Foundation (the "Foundation") will make matching donations for charitable contributions for any employee up to a total of $20,000 per annum. The Foundation will make matching contributions for each named executive officer up to a total of $50,000 per annum. Amounts reported are matching amounts in excess of the $20,000 match available to all employees.

The incremental cost to us for the personal use of our aircraft includes the variable costs of using the aircraft, including fuel, travel expenses for the crew, airport fees and food and beverages.

(6)
Mr. Kearney received $261,011 in All Other Compensation, including:

•
$66,861 in matching contributions to the SRSP;

•
$42,741 representing the change in value between December 31, 2012 and December 31, 2013 of the post-retirement key manager life insurance benefit, based on assumed discount rates of 3.39% and 4.25% on those dates, respectively;

•
$46,481 that he was deemed to receive in 2013 representing the market interest rate on the $1.5 million interest-free loan that he received in November 2001, in connection with his relocation to Charlotte, North Carolina. This loan was paid in full on August 2, 2013;

  •
  $52,137 for the incremental cost for the personal use of the company aircraft; and

  •
  $12,750 in matching contributions to the 401(k) plan.

The remaining $40,041 consisted of a car allowance; country club dues; financial planning; executive physical; use of our sports/entertainment boxes; and coverage under the long-term executive disability plan.

(7)
Mr. Smeltser received $57,651 in All Other Compensation, including:

•
$19,731 in matching contributions to the SRSP; and

•
$12,750 in matching contributions to the 401(k) plan.

The remaining $25,170 consisted of a car allowance; country club dues; financial planning; use of our sports/entertainment boxes; the incremental cost for the personal use of the company aircraft; the executive retiree medical benefit; and coverage under the long-term executive disability plan.

(8)
Mr. Foreman received $213,690 in All Other Compensation, including:

•
$38,466 in matching contributions to the SRSP;

•
$84,000 that he was deemed to receive in 2013 representing the market interest rate on the $1.5 million interest-free loan that he received in February 2002, in connection with his relocation to Charlotte, North Carolina;

•
$16,817 representing the change in value between December 31, 2012 and December 31, 2013 of the post-retirement key manager life insurance benefit, based on assumed discount rates of 3.39% and 4.25% on those dates, respectively;

•
$30,000 in charitable matching contributions; and

•
$12,750 in matching contributions to the 401(k) plan.

The remaining $31,657 consisted of a car allowance; country club dues; financial planning; executive physical; use of our sports/entertainment boxes; the executive retiree medical benefit; and coverage under the long-term executive disability plan.

(9)
Mr. Kowalski received $81,176 in All Other Compensation, including:

•
$20,507 in matching contributions to the SRSP;

•
$23,731 representing the change in value between December 31, 2012 and December 31, 2013 of the post-retirement key manager life insurance benefit, based on assumed discount rates of 3.39% and 4.25% on those dates, respectively; and

•
$12,750 in matching contributions to the 401(k) plan.

The remaining $24,188 consisted of a car allowance; country club dues; use of our sports/entertainment boxes; the incremental cost for the personal use of the company aircraft; the executive retiree medical benefit; and coverage under the long-term executive disability plan.

(10)
Mr. Lilly received $100,761 in All Other Compensation, including:

•
$18,369 in matching contributions to the SRSP;

•
$37,466 representing the change in value between December 31, 2012 and December 31, 2013 of the post-retirement key manager life insurance benefit, based on assumed discount rates of 3.39% and 4.25% on those dates, respectively; and

•
$12,750 in matching contributions to the 401(k) plan.

  The remaining $32,176 consisted of a car allowance; country club dues; financial planning; executive physical; use of our sports/entertainment boxes; the incremental cost for the personal use of the company aircraft; the executive retiree medical benefit; and coverage under the long-term executive disability plan.

        The above benefits are provided pursuant to the terms of employment agreements with each named executive officer. The agreements are the same with the exception of differing titles (and associated reporting responsibilities), annual base salary levels, severance entitlements, retiree medical terms, allowance amounts for annual income tax return preparation and financial planning, and with respect to Messrs. Smeltser, Kowalski, and Lilly, a different employment term duration. Messrs. Kearney and Foreman's agreements have a rolling two-year term. Messrs. Kowalski and Lilly have a rolling one-year term. The expiration date for these rolling term agreements is automatically extended by one day for each day of the term that elapses. Mr. Smeltser's agreement has a one-year term that extends annually, subject to a one hundred eighty (180) day notice provision.

        Under the agreements, any annual base salary rate reductions require the named executive officer's consent. The agreements provide for participation in any annual performance bonus plans, long-term incentive plans, and equity-based compensation plans that we establish or maintain for our officers. The agreements further provide for continuation of all other senior executive benefit plans offered by us, subject to our right to modify, suspend or discontinue the plans. Business expense reimbursement, perquisites and vacation entitlements also are provided pursuant to the agreements.

        See "Compensation Discussion and Analysis" beginning on p. 24, for further discussion and explanation of each element of compensation.

Supplemental CEO Compensation Table for 2013

        This table summarizes 2013 compensation for our CEO, first repeating the amounts reported in the Summary Compensation Table for 2013, then presenting those amounts adjusted to (1) reduce the amount of equity awards by the previously reported value of the equity award forfeited based on performance, and (2) reduce the amount of Change in Pension Value and Nonqualified Deferred Compensation Earnings so that it reflects only the actual increase in the lump-sum payment Mr. Kearney would have received had he left the company on December 31, 2013 over what he would have received had he left on December 31, 2012. See "Compensation Discussion and Analysis—Overview—Pay for Performance/Accountability—Net Actual Compensation," on p. 26 for an explanation as to why we think it is appropriate to consider the impact of these two items on our CEO's compensation. We caution you that these adjusted numbers are not readily comparable to numbers provided by other companies, and should not be viewed as a substitute for the numbers reported in the Summary Compensation Table. The Compensation Committee considers the impact of these adjustments when reviewing and setting NEO compensation.

Name and Principal Position		Salary	Stock Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Christopher J. Kearney Chairman, President, and CEO	As Reported in Summary Compensation Table	$1,147,615	$5,199,977	$1,824,680	$771,380	$261,011	$9,204,663

	Previously Reported Value of Forfeited Equity award		$(2,105,312)				$(2,105,312)

	Amount Not Attributable to Increase in Lump-Sum Payout				$(738,138)		$(738,138)

	Net Actual Compensation	$1,147,615	$3,094,665	$1,824,680	$33,242	$261,011	$6,361,213

Grants of Plan-Based Awards in 2013

        The following table provides information regarding equity and non-equity awards granted to the named executive officers in 2013.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards	Estimated Future Payouts Under Equity Incentive Plan Awards			Grant Date Fair Value of Stock
Name	Grant Date (1)	Award Date (1)	Maximum ($) (2)	Threshold (#)	Target (#)	Maximum # (3)	Awards ($) (4)
Christopher J. Kearney	1/2/2013	12/19/2012	$3,016,000	40,791	89,410	105,617	$5,199,977
Jeremy W. Smeltser	1/2/2013	12/19/2012	$800,000	9,323	20,436	24,140	$1,188,532
Robert B. Foreman	1/2/2013	12/19/2012	$1,590,000	11,654	25,545	30,175	$1,485,670
David A. Kowalski	1/2/2013	12/19/2012	$920,000	9,323	20,436	24,140	$1,188,532
Kevin L. Lilly	1/2/2013	12/19/2012	$816,000	9,323	20,436	24,140	$1,188,532
(1)
The Compensation Committee approved annual equity awards and participation in the 162(m) Plan bonuses at the December 2012 Compensation Committee meeting. The Compensation Committee determines the effective date of equity awards without regard to current or anticipated stock price levels or the release of material non-public information.

(2)
Represents the maximum amount payable under the 162(m) Plan if the performance target is reached, subject to the Committee's ability, in its sole discretion, to reduce the amount actually paid. In 2013, the Committee determined the amount payable under the 162(m) Plan by reference to the Executive Bonus Plan performance metrics. See "Compensation Discussion and Analysis—2013 Compensation—Bonuses— Bonus Awards," beginning on p. 29 for further discussion of this practice. The following table shows the minimum, target and maximum payouts in the Executive Bonus Plan matrix, upon which the Committee based the 2013 bonus payments of our named executive officers.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name	Threshold ($)	Target ($)	Maximum ($)
Christopher J. Kearney	$377,000	$1,508,000	$3,016,000
Jeremy W. Smeltser	$100,000	$400,000	$800,000
Robert B. Foreman	$198,750	$795,000	$1,590,000
David A. Kowalski	$115,000	$460,000	$920,000
Kevin L. Lilly	$102,000	$408,000	$816,000
(3)
Assumes all stock will vest. See "Compensation Discussion and Analysis—2013 Compensation—Equity-Based Awards," beginning on p. 32, for a description of the performance vesting requirements. All shares are subject to performance requirements.

(4)
Represents the Topic 718 grant date fair value, based on the closing price of our stock on the day prior to the grant. See note 15 to the consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2013 for the assumptions made in the valuation of these awards.

Outstanding Equity Awards at Fiscal Year-End 2013

        The following table sets forth information detailing the outstanding equity awards held by each of our named executive officers at December 31, 2013. No options were outstanding at December 31, 2013.

	Stock Awards
Name	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (1)($)
Christopher J. Kearney	24,584	(2a)	$2,448,812
	64,826	(2b)	$6,457,318
	66,667	(3)	$6,640,700
	66,667	(4)	$6,640,700
Jeremy W. Smeltser	5,619	(2a)	$559,709
	14,817	(2b)	$1,475,921
	11,667	(3)	$1,162,150
	5,000	(5)	$498,050
	8,333	(4)	$830,050
Robert B. Foreman	7,024	(2a)	$699,661
	18,521	(2b)	$1,844,877
	21,000	(3)	$2,091,810
	21,000	(4)	$2,091,810
David A. Kowalski	5,619	(2a)	$559,709
	14,817	(2b)	$1,475,921
	16,667	(3)	$1,660,200
	11,667	(4)	$1,162,150
Kevin L. Lilly	5,619	(2a)	$559,709
	14,817	(2b)	$1,475,921
	13,334	(3)	$1,328,200
	13,333	(4)	$1,328,100
(1)
Based on the closing price of $99.61 of our common stock on December 31, 2013.

(2a)
Restricted shares awarded on January 2, 2013 vest at the rate of 33 1/3 percent per year, subject to satisfaction of internal performance criteria for the applicable year, with vesting dates of February 25, 2014, February 25, 2015, and February 25, 2016.

(2b)
Restricted shares awarded on January 2, 2013 become eligible to vest January 2, 2016, subject to satisfaction of external performance criteria for the three-year performance period.

(3)
Restricted shares awarded on January 3, 2012 vest at the rate of 33 1/3 percent per year, subject to satisfaction of performance criteria for the applicable year, with vesting dates of January 3, 2013, January 3, 2014, and January 3, 2015.

(4)
Restricted shares awarded on March 1, 2011 vest at the rate of 33 1/3 percent per year, subject to satisfaction of performance criteria for the applicable year, with vesting dates of March 1, 2012, March 1, 2013, and March 1, 2014.

(5)
Restricted shares awarded on August 6, 2012 fully vest on August 6, 2015.

 Option Exercises and Stock Vested in 2013

        The following table sets forth stock vested for each of our named executive officers in 2013. Our named executive officers did not exercise any options during 2013.

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Christopher J. Kearney	96,666	$7,447,916
Jeremy W. Smeltser	14,167	$1,082,022
Robert B. Foreman	31,500	$2,430,645
David A. Kowalski	20,000	$1,526,537
Kevin L. Lilly	20,000	$1,543,273
(1)
Based on the market value at time of vesting. Vesting occurred in early 2013 based on the performance of our stock through December 31, 2012.

Pension Benefits

        The following table sets forth the net present value of accumulated benefits payable to each of the named executive officers, including the number of years credited service. No pension benefits payments were made to any other named executive officers during the 2013 fiscal year.

Name	Plan Name (1)	Number of Years Credited Service (#)	Present Value of Accumulated Benefit (2) ($)	Payments during the last fiscal year ($)
Christopher J. Kearney	TMP	15.00	$32,919,831	$0
	IARP	16.88	$556,436	$0
	SIARP	16.88	$1,675,224	$0
Jeremy W. Smeltser	TMP	4.67	$341,527	$0
	IARP	0	$0	$0
	SIARP	0	$0	$0
Robert B. Foreman	TMP	14.65	$16,443,642	$0
	IARP	14.65	$395,149	$0
	SIARP	14.65	$944,055	$0
David A. Kowalski	TMP	8.36	$1,684,881	$0
	IARP	14.45	$277,258	$0
	SIARP	14.45	$268,593	$0
Kevin L. Lilly	TMP	8.00	$3,242,333	$0
	IARP	0	$0	$0
	SIARP	0	$0	$0
(1)
The names of the pension plans are the SPX Corporation Supplemental Retirement Plan for Top Management (the "TMP"), the SPX US Pension Plan (formerly named the SPX Corporation Individual Account Retirement Plan) (the "IARP") and the SPX Corporation Supplemental Individual Account Retirement Plan ("SIARP").

Upon designation by the Compensation Committee, named executive officers participate in the TMP. For those named executive officers who became participants in the TMP prior to August 24, 2005 (Messrs. Kearney and Foreman), the benefit formula is 60% of final average pensionable earnings (highest three of last ten calendar years of employment). This target benefit accrues ratably over a 15-year period with the officer receiving the maximum benefit after 15 years. A participant may retire as early as age 55, but benefits payable at early retirement are reduced 3% per year from age 60.

For those named executive officers who became participants in the TMP on or after August 24, 2005 (Messrs. Smeltser, Kowalski, and Lilly), the benefit formula is 50% of final average pensionable earnings (highest 3 of last 10 calendar years of employment). For Mr. Smeltser, this target benefit accrues ratably over a 25-year period with the officer receiving the maximum benefit after 25 years. For Messrs. Kowalski and Lilly, this target benefit accrues ratably over a 20-year period with the officer receiving the maximum benefit after 20 years. A participant's benefits may commence as early as age 55, but benefits payable at early retirement are reduced 4% per year from age 62.

For all participants in the TMP other than Mr. Smeltser, the benefit vests after 5 years of service. For Mr. Smeltser, this benefit vests after 5 years of service as an officer. Any payments made from the IARP and SIARP reduce amounts payable under the TMP.

  The IARP is a tax-qualified cash-balance defined benefit pension plan covering certain salaried and hourly employees. Employees hired after December 31, 2000 are not eligible to participate in the IARP. The IARP provides participants an account balance credited with principal credits and interest credits, which vests after 3 years of service.

  The SIARP is a nonqualified defined benefit plan that provides benefits in excess of the limitation on benefits imposed by the Internal Revenue Code for certain IARP participants. The SIARP provides a benefit equal to the difference between (i) the amount of IARP benefit to which the participant would have been entitled if such benefit were computed without giving effect to the limitations under the Internal Revenue Code less (ii) the amount of the IARP benefit actually payable to the participant.

  Participants in the TMP, IARP, and SIARP may elect to receive their benefits in a lump sum or annuity form of payment.

  In general, "pensionable earnings" for purposes of the TMP and SIARP is the amount reported as wages on a participant's Form W-2 and paid prior to termination of employment, increased by (i) amounts contributed by the participant to the 401(k) Plan, SRSP and the SPX Corporation Flexible Spending Account Plans, and (ii) vacation and holiday pay (but not severance pay) paid after termination of employment. "Pensionable earnings" does   not include the following amounts: (i) reimbursements or other expense allowances, (ii) fringe benefits (cash and non-cash), (iii) moving expenses, (iv) welfare benefits, (v) deferred compensation, (vi) the value of restricted shares and other equity awards, (vii) severance pay paid after termination of employment, and (viii) employer-provided automobiles, mileage reimbursements and car allowances for which no documentation is required, hiring bonuses or other special payments, taxable and non-taxable tuition reimbursements, the taxable value of physical examinations and group term life insurance coverage in excess of $50,000, and other similar amounts not paid in cash that are required to be included in taxable income under the Internal Revenue Code.

(2)
The Present Value of Accumulated Benefit assumes a weighted-average discount rate of 4.17% at December 31, 2013 and that payments commence at an unreduced retirement age of 60 years old (62 years old for each of Messrs. Smeltser, Kowalski, and Lilly). All other assumptions and methods are consistent with those used for financial reporting (e.g., mortality table and form of payments), except that there has been no consideration of future pay.

Nonqualified Deferred Compensation in 2013

        The following table sets forth information relating to the SRSP. Named executive officers and other senior-level management are eligible to participate in the SRSP, a nonqualified deferred compensation plan that allows them to make pre-tax deferrals in excess of those permitted by the 401(k) Plan. Named executive officers may defer up to 50% of their base compensation (excluding bonuses) and up to 100% of their annual bonuses into the SRSP. Both base compensation and bonus deferral elections are made at least six months prior to the beginning of the year to which they relate.

        A company match is made to the SRSP after the maximum company match has been made under the 401(k) Plan and is allocated to the fund(s) as selected by the participant. The maximum match available between both the SRSP and 401(k) Plan is 5% of eligible compensation, provided that total contributions in both plans combined are equal to or greater than 6% of eligible compensation.

        In general, "eligible compensation" for purposes of the SRSP is the amount reported as wages on a participant's Form W-2, (A) increased by (i) amounts contributed by the participant to the 401(k) Plan and the SPX Corporation Flexible Spending Account Plans, and (ii) vacation and holiday pay paid after termination of employment; and (B) decreased by (i) reimbursements or other expense allowances, (ii) fringe benefits (cash and non-cash), (iii) moving expenses, (iv) welfare benefits (provided that short-term disability payments are included and long-term disability payments are excluded), (v) employer-provided automobiles, mileage reimbursements and car allowances for which no documentation is required, taxable and non-taxable tuition reimbursements and the taxable value of physical examinations and group term life insurance coverage in excess of $50,000, (vi) pay in lieu of notice, (vii) deferred compensation, (viii) the value of restricted shares and other equity awards, and (ix) severance pay paid after termination of employment.

        All matching contributions into the 401(k) Plan are invested initially in the SPX Common Stock Fund and are allocated in the form of units. The units consist primarily of SPX common stock, with a portion of the fund in cash, for purposes of administrative convenience. All matching contributions into the SRSP are made in cash and invested according to the participant's elections. All participant and matching contributions vest immediately. There is no minimum holding period. The SRSP is unfunded and earnings are credited on account balances based on participant direction within the same investment choices available in the 401(k) Plan, except that the SPX Company Stock Fund and a stable value fund are not available under the SRSP. All returns in the SRSP and the 401(k) Plan are at market rates. In-service distributions are not allowed under the SRSP. SRSP participants elect the form and timing of payment of their SRSP deferral account prior to the year in which it is deferred. All amounts deferred under the SRSP after 2009 will be paid in a lump sum payment six months following termination of employment. Participants may elect to receive their pre-2009 accounts in a lump sum, annual installments (two to ten years) or monthly installments (up to 120 months) upon separation from service, on a date that is a specified number of months after retirement or separation from service, or on a specified date following separation from service (no later than attainment of age 70 1/2).

Name	Executive Contributions in Last FY (1)	Registrant Contributions in Last FY (2)	Aggregate Earnings in Last FY (3)	Aggregate withdrawals/ distributions	Aggregate Balance at Last FYE (4)
Christopher J. Kearney	$300,943	$66,861	$1,369,418	$0	$8,177,589
Jeremy W. Smeltser	$73,295	$19,731	$42,040	$0	$330,195
Robert B. Foreman	$163,743	$38,466	$771,828	$0	$4,154,053
David A. Kowalski	$29,659	$20,507	$5,271	$0	$645,798
Kevin L. Lilly	$24,218	$18,369	$217,365	$0	$1,335,234
(1)
Contributions to the SRSP consisted of the following amounts reported in the Summary Compensation Table:

Name	2013 Salary	2012 Non-Equity Incentive Plan Compensation
Mr. Kearney	$212,023	$88,819
Mr. Smeltser	$60,000	$13,295
Mr. Foreman	$140,122	$23,621
Mr. Kowalski	$29,659	$0
Mr. Lilly	$24,218	$0

(2)
Represents matching amounts contributed by us to the SRSP. These amounts have been included in the All Other Compensation column of the Summary Compensation Table.

(3)
Aggregate earnings under the SRSP are not above-market and, accordingly, are not included in the Summary Compensation Table.

(4)
In addition to the amounts in footnote (1), includes the following amounts of contributions to the SRSP reported as compensation in the Summary Compensation Table for the:

•
Year ended December 31, 2012: Mr. Kearney, $204,050; Mr. Smeltser, $48,646; Mr. Foreman, $135,675; and Mr. Kowalski, $0.00.

•
Year ended December 31, 2011: Mr. Kearney, $198,104; Mr. Foreman, $131,715; and Mr. Kowalski, $23,423.

•
Year ended December 31, 2010: Mr. Kearney, $193,500; Mr. Foreman, $128,500; and Mr. Kowalski, $21,808.

Potential Payments Upon Termination or Change-in-Control

        We have entered into agreements, including an employment agreement, a change-in-control agreement and stock plan award agreements, with each of our named executive officers governing compensation in the event of a termination of employment or a change in control of our company. The following tables set forth the expected benefit to be received by each named executive officer in the event of his termination resulting from various scenarios, assuming a termination date of December 31, 2013 and a stock price of $99.61, our closing stock price on December 31, 2013. The following tables should be read in connection with the Pension Benefits table, on p. 48. Assumptions and explanations of the numbers set forth in the tables below are set forth in the footnotes to, and in additional text following, the tables.

Christopher J. Kearney
	(a) Voluntary Resignation or (b) Involuntary Termination For Cause		Disability	Death Pre-retirement		Involuntary Without Cause/Voluntary Resignation for Good Reason		Termination Following Change in Control
Salary	$0		$0	$0		$2,320,000	(1)	$3,480,000	(2)
Bonus	$0		$0	$0		$3,649,360	(3)	$5,474,040	(4)
Value of Accelerated Equity (5)	$22,187,530	(5.a)
	$0	(5.b)	$22,187,530	$22,187,530		$22,187,530		$22,187,530
Retirement Plans (6)	$539,882	(6.a)	$0	$539,882	(6.b)	$2,074,911	(6.c)	$2,047,286	(6.d)
All Other Compensation (7)	$1,350,656	(7.a)
	$111,538	(7.b)	$7,138,285	$4,674,457		$1,495,112		$1,543,209
280G Tax Gross-Up	N/A		N/A	N/A		N/A		$15,403,532	(8)
TOTAL	$24,078,068	(5.a)	$29,325,815	$27,401,869		$31,726,913		$50,135,596
	$651,420	(5.b)

Robert B. Foreman
	(a) Voluntary Resignation or (b) Involuntary Termination For Cause		Disability	Death Pre-retirement		Involuntary Without Cause/Voluntary Resignation for Good Reason		Termination Following Change in Control
Salary	$0		$0	$0		$1,590,000	(1)	$2,385,000	(2)
Bonus	$0		$0	$0		$1,923,900	(3)	$2,885,850	(4)
Value of Accelerated Equity (5)	$6,728,157	(5.a)
	$0	(5.b)	$6,728,157	$6,728,157		$6,728,157		$6,728,157
Retirement Plans (6)	$1,143,189	(6.a)	$0	$1,143,189	(6.b)	$2,859,467	(6.c)	$3,489,819	(6.d)
All Other Compensation (7)	$1,032,843	(7.a)
	$76,442	(7.b)	$7,765,831	$6,170,178		$1,145,826		$4,159,358
280G Tax Gross-Up	N/A		N/A	N/A		N/A		$8,860,796	(8)
TOTAL	$8,904,190	(5.a)
	$1,219,631	(5.b)	$14,493,988	$14,041,524		$14,247,351		$28,508,980

(1)
Two times annual salary at time of termination.

(2)
Greater of three times annual salary immediately prior to change in control or time of termination.

(3)
Greater of two times actual bonus for prior year or average for the three prior years, plus the amount, if any, by which the bonus that would have been paid for the bonus plan year in which such termination occurs, based on the performance level actually attained, exceeds actual bonus for the prior year or the average for the three prior years.

(4)
Greater of three times highest earned bonus amount for three years prior to termination year or target or earned bonus for the termination year.

(5)
Value of vesting in all unvested restricted stock. Messrs. Kearney and Foreman are retirement eligible. Equity awards remain subject to the original performance requirements for retirement eligible executive officers who voluntarily resign. Retirement eligibility requires that the named executive officer has reached the age of 55 and has five years of credited service, at least three of which must be with SPX. In the table above, 5.a discloses the amounts Messrs. Kearney and Foreman would receive in the case of a voluntary termination, and 5.b discloses the amounts Messrs. Kearney and Foreman would receive for involuntary for cause termination.

The values in the table assume that all applicable performance vesting requirements will be met, all of the value of the above stock is subject to performance vesting requirements in the cases of termination by SPX without cause, and voluntary termination by the executive for good reason.

(6)
Estimated increase in pension value from the total amount set forth in the Pension Benefits table, on p. 48, resulting from:

6.a—the benefit becoming payable immediately, rather than age 60.

6.b—the benefit being paid in a lump sum immediately, rather than being paid in the form elected at age 60.

6.c—credit for two additional years of age and service, and the benefit becoming payable at age 55, rather than age 60.

  6.d—credit for three additional years of age and service, and the benefit being immediately payable as a lump sum, rather than being paid in the form elected at age 60, and the application of an alternative definition of final average pay.

(7)
Does not include 280G tax gross-up. Includes:
  •
  Relocation loan forgiveness:  In the event of permanent disability, death or a change in control, a $1,500,000 loan made by us to Mr. Foreman in connection with his relocation to Charlotte would be forgiven and he would receive gross-ups for federal and state tax liabilities in the amount of $1,482,107. The terms and circumstances of this loan are described more fully under "Compensation Discussion and Analysis—Other Benefits and Perquisites," on p. 34.

  •
  Accrued vacation time:  Salary for five weeks of accrued vacation time, for each termination scenario, for each of Messrs. Kearney and Foreman, in the amount of $111,538 and $76,442, respectively.

  •
  Life insurance:  Values for life insurance in an amount equal to, in the case of:

  •
  Involuntary termination without cause or voluntary termination for good reason, two times annual salary for two years, with a present value estimated, for each of Messrs. Kearney and Foreman, in the amount of $886,439 and $558,045, respectively;

  •
  Termination following a change in control, two times annual salary at the time of termination for three years, and an amount equal to the annual salary for the remainder of his life, with a present value estimated, for each of Messrs. Kearney and Foreman, in the amount of $898,054 and $564,105, respectively;

  •
  Disability, two times annual salary at the time of termination to age 65, with a present value estimated, for each of Messrs. Kearney and Foreman, in the amount of $145,452 and $111,792, respectively;

  •
  7.a—Voluntary resignation (retirement), an amount equal to annual salary for the remainder of his life with an estimated present value of $866,267 and $547,283 for Mr. Kearney and Mr. Foreman, respectively. As of December 31, 2013, Messrs. Kearney and Foreman qualify for this benefit because they would have met the age and service requirements (see footnote 5) to receive retirement treatment upon termination, provided the Board of Directors grants continuation; and

  •
  7.b—Involuntary for cause termination, none.

  •
  Disability payments:  In the case of termination due to disability, for:

  •
  Mr. Kearney: $6,881,295 in disability payments, representing the present value of an annual payment of $1,152,000 from the Executive Long Term Disability Plan until age 65. This value does not reflect estimated annual payments of $147,000 from our Group LTD Plan or other income offsets. The estimated present value of the retirement plan benefit is correspondingly reduced by $9,733,511 due to the benefit being payable at age 65 rather than age 60; and

  •
  Mr. Foreman: $4,595,489 in disability payments, representing the present value of an annual payment of $714,000 from the Executive Long Term Disability Plan until age 65. This value does not reflect estimated annual payments of $147,000 from our Group LTD Plan or other income offsets. The estimated present value of the retirement plan benefit is correspondingly reduced by $4,957,894 due to the benefit being payable at age 65 rather than age 60.

  •
  Death benefit:  In the case of death, the named executive officer's estate would receive proceeds from the Key Manager Life Insurance program of, for:

  •
  Mr. Kearney: $4,562,919, which is equal to the sum of two times his annual salary (less $50,000 in insurance from the company's group life insurance plan maintained for other SPX employees) in the amount of $2,270,000 and gross-ups for federal and other tax liabilities in the amount of $2,292,919; and

  •
  Mr. Foreman: $3,111,628, which is equal to the sum of two times his annual salary (less $50,000 in insurance from the company's group life insurance plan maintained for other SPX employees) in the amount of $1,540,000 and gross-ups for federal and other tax liabilities in the amount of $1,571,628.

  •
  Post-retirement health:  In the event of termination, Messrs. Kearney and Foreman would be entitled to post-retirement health benefits (i) in the case of change in control in the amount of $312,961 and $349,141, respectively, (ii) in the case of involuntary termination without cause or voluntary termination for good reason in the amount of $333,364 and $369,631, respectively, and (iii) in the event of voluntary resignation (retirement), in the amount of $372,851 and $409,118, respectively.

  •
  Additional Benefits:

  •
  Car allowance, in the case of termination following a change in control in the amount of $42,000 in the case of involuntary termination without cause or voluntary termination for good reason in the amount of $28,000.

  •
  Financial planning services:

  •
  In the case of involuntary termination without cause or voluntary termination for good reason, Messrs. Kearney and Foreman would be entitled to $27,556 and $18,008, respectively;

  •
  In the case of termination following a change in control, Messrs. Kearney and Foreman would be entitled to $41,334 and $27,012, respectively;

  •
  Country club dues;

  •
  In the case of involuntary termination without cause or voluntary termination for good reason, Messrs. Kearney and Foreman would be entitled to $23,714 and $15,600, respectively; and

  •
  In the case of termination following a change in control, Messrs. Kearney and Foreman would be entitled to $35,571 and $23,400, respectively.

  •
  Annual physicals in the case of termination following a change in control, involuntary termination without cause or voluntary termination for good reason.

  •
  In the case of involuntary termination without cause, voluntary termination for good reason, or termination following a change in control, outplacement assistance of $50,000.

  •
  Health and welfare insurance premiums:

  •
  In the case of involuntary termination without cause or voluntary termination for good reason, Messrs. Kearney and Foreman would be entitled to $33,686 and $28,394, respectively; and

  •
  In the case of termination following a change in control, Messrs. Kearney and Foreman would be entitled to $50,529 and $42,590, respectively.

(8)
Estimated value of tax gross-up protection against potential excise tax liability associated with benefits determined to be excess parachute payments as defined by Sections 280G and 4999 of the Internal Revenue Code. Note that this amount will not be paid for terminations occurring on or after March 10, 2014.

Jeremy W. Smeltser
	(a) Voluntary Resignation or (b) Involuntary Termination For Cause	Disability	Death Pre-retirement	Involuntary Without Cause/Voluntary Resignation for Good Reason		Termination Following Change in Control
Salary	$0	$0	$0	$500,000	(1)	$1,000,000	(2)
Bonus	$0	$0	$0	$484,000	(3)	$968,000	(4)
Value of Accelerated Equity (5)	$0	$4,525,880	$4,525,880	$1,597,695		$4,525,880
Retirement Plans (6)	$0	$0	$0	$0		$601,505
All Other Compensation (7)	$48,077	$4,670,184	$1,986,744	$123,365		$333,587
TOTAL	$48,077	$9,196,064	$6,512,624	$2,705,060		$7,428,972

(1)
One times annual salary at time of termination.

(2)
Greater of two times annual salary just prior to change in control or time of termination.

(3)
Greater of one times actual bonus for prior year or average for the three prior years, plus the amount, if any, by which the bonus that would have been paid for the bonus plan year in which such termination occurs, based on the performance level actually attained, exceeds actual bonus for the prior year or the average for the three prior years.

(4)
Greater of two times highest earned bonus amount for three years prior to termination year or target or earned bonus for the termination year.

(5)
Value of vesting in all unvested restricted stock. The values in the table assume that all applicable performance vesting requirements will be met, all of the value of the above performance-based stock is subject to performance vesting requirements in the cases of termination by SPX without cause, and voluntary termination by the executive for good reason.

(6)
In the case of termination following a change in control, the estimated increase in pension value from the total amount set forth in the Pension Benefits table, on p. 48, resulting from a credit of two additional years of age and service, and the benefit being immediately payable as a lump sum, rather than being paid in the form elected at age 62, and the application of an alternative definition of final average pay.

(7)
Does not include 280G tax gross-up. Includes:
  •
  Accrued vacation time:  Salary for five weeks of accrued vacation time, for each termination scenario, in the amount of $48,077.

  •
  Life insurance:  Values for life insurance in an amount equal to, in the case of:

  •
  Involuntary termination without cause or voluntary termination for good reason, two times annual salary at the time of termination for one year, and an amount equal to the annual salary for the remainder of his life with an estimated present value of $1,661;

  •
  Termination following a change in control, two times annual salary at the time of termination for two years, and an amount equal to the annual salary for the remainder of his life, with an estimated present value of $173,255;

    •
    Disability, an amount equal to $65,319; and

    •
    In case of voluntary resignation or involuntary termination for cause, none.

  •
  Disability payments:  In the case of termination due to disability, $4,556,788, in disability payments, representing the present value of an annual payment of $300,000 from the Executive Long Term Disability Plan until age 65. This value does not reflect estimated annual payments of $147,000 from the company's Group LTD Plan or exclude other income offsets.

  •
  Death benefit:  In the case of death, the named executive officer's estate would receive life insurance proceeds of $1,938,667, which is equal to the sum of two times his annual salary (less $50,000 in insurance from the company's group life insurance plan maintained for other SPX employees) in the amount of $950,000 and gross-ups for federal and other tax liabilities in the amount of $988,667.

  •
  In the case of involuntary termination without cause, voluntary termination for good reason, or termination following a change in control, outplacement assistance of $35,000.

  •
  Post-retirement health:  None.

  •
  Additional Benefits:

  •
  Car allowance, in the case of termination following a change in control in the amount of $28,000 and in the case of involuntary termination without cause or voluntary termination for good reason in the amount of $14,000.

  •
  Financial planning services, in the case of (i) involuntary termination without cause or voluntary termination for good reason, $6,175, or (ii) following a change in control, $12,350.

  •
  Country club dues, in the case of (i) involuntary termination without cause or voluntary termination for good reason, $4,675, or (ii) termination following a change in control, $9,349.

  •
  Health and welfare insurance premiums:

  •
  In the case of involuntary without cause or voluntary termination for good reason, the amount of $13,778;

  •
  In the case of termination following a change in control, the amount of $27,555; and

      •
      Annual physicals in the case of termination following change in control, involuntary termination without cause or voluntary termination for good reason.

David A. Kowalski
	(a) Voluntary Resignation or (b) Involuntary Termination For Cause		Disability	Death Pre-retirement		Involuntary Without Cause/Voluntary Resignation for Good Reason		Termination Following Change in Control
Salary	$0		$0	$0		$575,000	(1)	$1,150,000	(2)
Bonus	$0		$0	$0		$483,000	(3)	$966,000	(4)
Value of Accelerated Equity (5)	$4,857,980	(5.a)
	$0	(5.b)	$4,857,980	$4,857,980		$4,857,980		$4,857,980
Retirement Plans (6)	$141,004	(6.a)	$0	$141,004	(6.b)	$790,162	(6.c)	$1,697,327	(6.d)
All Other Compensation (7)	$636,127	(7.a)	$2,827,886	$2,292,165		$704,315		$737,281
	$55,288	(7.b)
280G Tax Gross-Up	N/A		N/A	N/A		N/A		$4,162,578	(8)
TOTAL	$5,635,111	(5.a)	$7,685,866	$7,291,149		$7,410,457		$13,571,166
	$196,292	(5.b)

Kevin L. Lilly
	(a) Voluntary Resignation or (b) Involuntary Termination For Cause		Disability	Death Pre-retirement		Involuntary Without Cause/Voluntary Resignation for Good Reason		Termination Following Change in Control
Salary	$0		$0	$0		$510,000	(1)	$1,020,000	(2)
Bonus	$0		$0	$0		$493,680	(3)	$987,360	(4)
Value of Accelerated Equity (5)	$4,691,930	(5.a)
	$0	(5.b)	$4,691,930	$4,691,930		$4,691,930		$4,691,930
Retirement Plans (6)	$12,392	(6.a)	$0	$12,392	(6.b)	$572,324	(6.c)	$1,010,210	(6.d)
All Other Compensation (7)	$536,614	(7.a)	$1,098,638	$2,027,466		$599,160		$626,791
	$49,038	(7.b)
280G Tax Gross-Up	N/A		N/A	N/A		N/A		$3,897,080	(8)
TOTAL	$5,240,936	(5.a)	$5,790,568	$6,731,788		$6,867,094		$12,233,371
	$61,430	(5.b)

(1)
One times annual salary at time of termination.

(2)
Greater of two times annual salary just prior to change in control or time of termination.

(3)
Greater of one times actual bonus for prior year or average for the three prior years, plus the amount, if any, by which the bonus that would have been paid for the bonus plan year in which such termination occurs, based on the performance level actually attained, exceeds actual bonus for the prior year or the average for the three prior years.

(4)
Greater of two times highest earned bonus amount for three years prior to termination year or target or earned bonus for the termination year.

(5)
Value of vesting in all unvested restricted stock. Messrs. Kowalski and Lilly are retirement eligible. Performance-based equity awards remain subject to the original performance requirements for retirement eligible executive officers who voluntarily resign. Retirement eligibility requires that the named executive officer has reached the age of 55 and has five years of credited service, at least three of which must be with SPX. In the table above, 5.a discloses the amount Messrs. Kowalski and Lilly would receive in the case of a voluntary termination, and 5.b discloses the amount Messrs. Kowalski and Lilly would receive for involuntary for cause termination.

  The values in the table assume that all applicable performance vesting requirements will be met, all of the value of the above performance-based stock is subject to performance vesting requirements in the cases of termination by SPX without cause, and voluntary termination by the executive for good reason.

(6)
Estimated increase in pension value from the total amount set forth in the Pension Benefits table, on p. 48, resulting from:

6.a—the benefit becoming payable immediately, rather than age 62.

6.b—the benefit being paid in a lump sum immediately, rather than being paid in the form elected at age 62.

6.c—credit for one additional year of age and service, and the benefit becoming payable immediately, rather than age 62.

6.d—credit for two additional years of age and service, and the benefit being immediately payable as a lump sum, rather than being paid in the form elected at age 62, and the application of an alternative definition of final average pay.

(7)
Does not include 280G tax gross-up. Includes:

•
Accrued vacation time:  Salary for five weeks of accrued vacation time, for each termination scenario, for each of Messrs. Kowalski and Lilly, in the amount of $55,288 and $49,038, respectively.

•
Life insurance:  Values for life insurance in an amount equal to, in the case of:

•
Involuntary termination without cause or voluntary termination for good reason, two times annual salary at the time of termination for one year, and an amount equal to the annual salary for the remainder of his life with an estimated present value, for each of Messrs. Kowalski and Lilly, in the amount of $380,275 and $402,504, respectively;

•
Termination following a change in control, two times annual salary at the time of termination for two years, and an amount equal to the annual salary for the remainder of his life, with an estimated present value for each of Messrs. Kowalski and Lilly in the amount of $383,829 and $408,599, respectively;

•
Disability, an amount equal to $83,241 for Mr. Kowalski and $50,201 for Mr. Lilly;

•
7.a—Voluntary resignation (retirement), an amount equal to annual salary for the remainder of his life with an estimated present value of $377,014 and $396,902 for Messrs. Kowalski and Lilly, respectively. As of December 31, 2013, Messrs. Kowalski and Lilly qualify for this benefit because they would have met the age and service requirements (see footnote 5) to receive retirement treatment upon termination, provided the Board of Directors grants continuation; and

    •
    7.b—Involuntary for cause termination, none.

  •
  Disability payments:  In the case of termination due to disability, for:

  •
  Mr. Kowalski: $2,689,357 in disability payments, representing the present value of an annual payment of $381,000 from the Executive Long Term Disability Plan until age 65. This value does not reflect estimated annual payments of $147,000 from the company's Group LTD Plan or exclude other income offsets. The value of the retirement plan benefits is correspondingly reduced by $437,643 due to the benefit being payable at age 65 rather than age 60; and

  •
  Mr. Lilly: $999,399 in disability payments, representing the present value of an annual payment of $310,800 from the Executive Long Term Disability Plan until age 65. This value does not reflect estimated annual payments of $147,000 from the company's Group LTD Plan or exclude other income offsets. The value of the retirement plan benefits is correspondingly reduced by $620,852 due to the benefit being payable at age 65 rather than age 60.

  •
  Death benefit: In the case of death, the named executive officer's estate would receive life insurance proceeds of, for:

  •
  Mr. Kowalski: $2,236,877, which is equal to the sum of two times his annual salary (less $50,000 in insurance from the company's group life insurance plan maintained for other SPX employees) in the amount of $1,100,000 and gross-ups for federal and other tax liabilities in the amount of $1,136,877; and

  •
  Mr. Lilly: $1,978,428, which is equal to the sum of two times his annual salary (less $50,000 in insurance from the company's group life insurance plan maintained for other SPX employees) in the amount of $970,000 and gross-ups for federal and other tax liabilities in the amount of $1,008,428; and

  •
  In the case of involuntary termination without cause, voluntary termination for good reason, or termination following a change in control, outplacement assistance of $35,000.

  •
  Post-retirement health: In the event of termination, Messrs. Kowalski and Lilly would be entitled to post-retirement health benefits (i) in the case of change in control in the amount of $164,338 and $51,290, respectively, (ii) in the case of involuntary termination without cause or voluntary termination for good reason in the amount of $184,339 and $71,186, respectively, and (iii) in the case of voluntary resignation (retirement) in the amount of $203,825 and $90,674, respectively.

  •
  Additional Benefits:

  •
  Car allowance, in the case of termination following a change in control in the amount of $28,000 and in the case of involuntary termination without cause or voluntary termination for good reason in the amount of $14,000.

  •
  Financial planning services, for Mr. Lilly in the case of (i) involuntary termination without cause or voluntary termination for good reason, $435, or (ii) following a change in control, $870.

  •
  Country club dues, in the case of (i) involuntary termination without cause or voluntary termination for good reason, $10,148 and $6,856 for Messrs. Kowalski and Lilly, respectively, or (ii) termination following a change in control, $20,296 and $13,712 for Messrs. Kowalski and Lilly, respectively.

      •
      Health and welfare insurance premiums:

      •
      In the case of involuntary without cause or voluntary termination for good reason, Messrs. Kowalski and Lilly would be entitled to $25,265 and $16,739 respectively; and

      •
      In the case of termination following a change in control Messrs. Kowalski and Lilly would be entitled to $50,529 and $33,478, respectively.

      •
      Annual physicals in the case of termination following a change in control, involuntary termination without cause, or voluntary termination for good reason for Mr. Lilly.

(8)
Estimated value of tax gross-up protection against potential excise tax liability associated with benefits determined to be excess parachute payments as defined by Sections 280G and 4999 of the Internal Revenue Code. Note that this amount will not be paid for terminations occurring on or after March 10, 2014.

Assumptions and Explanations of Numbers in Tables

        The Compensation Committee retains discretion to provide, and in the past has provided, additional benefits to executive officers upon termination or resignation if it determines the circumstances so warrant.

        All values above are present values. For all values other than 280G tax gross-ups, we calculated net present value using the discount rate at valuation for each plan as noted below. We calculated 280G tax gross-ups with discount rates equal to 120% of the Applicable Federal Rate as of December 31, 2013.

Confidentiality, Non-Competition and Non-Solicitation Agreements

        As a condition to each executive officer's entitlement to receive the base salary amounts and equity award acceleration referenced in the applicable tables, the executive is required to execute a waiver of claims against us and shall be bound by the terms of a non-competition and non-solicitation agreement, which prohibits the executive from soliciting or diverting any customer, potential customer, employee or potential employee or competing with any of our businesses in which he has been employed for a period of two years from the date of termination.

Incremental Pension Amounts

        We report the liabilities and associated expense for the pension plans under FASB Accounting Standards Codification Topic 715, "Compensation/Retirement Benefits" ("Topic 715"). Generally, the assumptions and methods used for financial reporting were also used in determining the values in this disclosure (mortality, forms of payment, etc.).

Post-Retirement Health Care and Key Manager Life Insurance Benefits

        Because these benefits are self-insured, we calculate and maintain liabilities for these programs under appropriate accounting standards. We report the liabilities and associated expense for the pension plans under Topic 715. Generally, the assumptions and methods used for financial reporting were also used in determining the values in this disclosure (mortality, healthcare inflation, etc.).

Termination Provisions—Definitions of Cause and Good Reason

        The employment agreements for all named executive officers contain the following definitions of cause and good reason.

        "Good Reason" is defined as any of the following, if done without the named executive officer's consent: (1) assignment of duties that are inconsistent with the executive's position (except to the extent the company promotes the executive to a higher executive position); (2) changing the named executive officer's reporting relationship; (3) failing to pay any portion of the named executive officer's compensation within 10 days of the date such compensation is due; (4) requiring the executive to relocate more than 50 miles from our principal business office; or (5) failing to continue in effect any cash or stock-based incentive or bonus plan, pension plan, welfare benefit plan or other benefit plan, program or arrangement, unless the aggregate value of all such arrangements provided to the named executive officer after such discontinuance is not materially less than the aggregate value as of the effective date of the employment contract.

        "Cause" is defined as: (1) willful and continued failure to substantially perform duties as named executive officer (other than any such failure resulting from incapacity due to physical or mental illness) after written notice and at least 30 days to cure such alleged deficiencies; (2) willful misconduct, which is demonstrably and materially injurious to our company, monetarily or otherwise; or (3) egregious misconduct involving serious moral turpitude to the extent that the named executive officer's credibility and reputation no longer conform to the standard of senior executive officers of the company.

Payments upon a Termination in Connection with a Change in Control

        Named executive officers will be entitled to certain benefits as described in the applicable tables if they are terminated within 36 months following a change in control for a reason other than death, disability, retirement or termination for cause or if employment is terminated by the named executive officer other than for good reason. During the one-year period beginning 30 days after a change in control, any termination by the named executive officer will be deemed to be for good reason.

        For purposes of the change-in-control severance agreements, a change in control prior to March 10, 2014 included the acquisition by any person (or group of related persons) of 20% or more of the voting power of our securities (including in an exchange or tender offer), or approval by our stockholders of (1) liquidation of SPX, (2) the sale of all or substantially all of our assets, (3) a merger or consolidation (except where our stockholders prior to the time of merger or consolidation continue to hold at least 80% of the voting power of the new or surviving entity), or (4) a change in the majority of our Board of Directors within a two-year period without the approval of the incumbent board. Beginning March 10, 2014, this was changed to the acquisition by any person (or group of related persons) of 25% or more of the voting power of our securities (including in an exchange or tender offer), or (1) liquidation of SPX, (2) the sale of all or substantially all of our assets, (3) a merger or consolidation (except where our stockholders prior to the time of merger or consolidation continue to hold at least 75% of the voting power of the new or surviving entity), or (4) a change in the majority of our Board of Directors within a two-year period without the approval of the incumbent board.

        For purposes of the change-in-control severance agreements, "cause" is defined as (1) willful and continued failure to substantially perform duties, (2) willfully engaging in conduct that is demonstrably and materially injurious to us, monetarily or otherwise, or (3) conviction of a felony that impairs the ability of the affected named executive officer to substantially perform his duties.

        For purposes of the change-in-control severance agreements, "good reason" is defined as (1) assignment by us of duties inconsistent with the named executive officer's duties, responsibilities and status as of the day prior to the change in control or a reduction or alteration in the nature or status of such responsibilities, (2) reduction in base salary or in the named executive officer's most recent annual target bonus opportunity, (3) a transfer to a location more than 50 miles from current location (effective March 10, 2014), (4) failure to continue applicable employee benefit plans, (5) failure to reinstate employment following a suspension of employment for disability, (6) termination, replacement or reassignment of 25% or more of our elected officers (other than because of death, disability, retirement, cause or voluntary resignation), (7) failure to obtain the agreement of a successor company to assume all obligations under the change-in-control severance agreements, or (8) a purported termination that is not in compliance with the terms of the agreement. In addition, prior to March 10, 2014, voluntary termination of employment by a named executive officer within the timeframe described in his agreement would have been deemed to be for good reason. Beginning March 10, 2014, executive officers may not trigger change of control benefits if they voluntarily terminate their employment following a change of control.

        The column setting forth payments upon a change in control assumes that the named executive officer's employment was terminated following the change in control. Equity of all employees, including named executive officers, will fully vest following a change in control, regardless of subsequent termination of employment.

280G Tax Gross-up

        Beginning March 10, 2014, 280G tax gross-up payments will not be made in the event of a change of control. Rather, payments described above will be subject to reduction under Sections 280G and 4999 of the Internal Revenue Code.

        Prior to March 10, 2014, we had agreed to reimburse named executive officers other than Mr. Smeltser for all excise taxes imposed under Section 280G and any income and excise taxes that were payable as a result of any reimbursements for Section 280G excise taxes. The total 280G tax gross-up amount in the applicable tables assumes that the named executive officer is entitled to a full reimbursement by us of (1) any excise taxes imposed as a result of the change in control, (2) any income and excise taxes imposed as a result of our reimbursement of the excise tax amount and (3) any additional income and excise taxes imposed as a result of our reimbursement for any excise or income taxes. The calculation of the 280G gross-up amount in the above tables is based upon a 280G excise tax rate of 20%, a 35% federal income tax rate, a 1.45% Medicare tax rate, a 0.9% medicare supplemental tax rate in excess of $200,000, and the maximum applicable state income tax rate. For purposes of the 280G calculation it is assumed that no amounts will be discounted as attributable to reasonable compensation and no value will be attributed to the executive executing a noncompetition agreement. The calculation of the 280G tax gross-up assumes that amounts will be payable to the executive officer for any excise tax incurred regardless of whether the executive officer's employment is terminated.

 Risk Analysis

        The Committee regularly monitors and reviews our compensation programs and risk management as an integral part of its program design and review.

        The primary incentive compensation arrangements, one or both of which apply to the majority of personnel worldwide, are the SPX stock compensation plan and the SPX bonus plans. These plans cover the employees we believe would be most likely to be in a position to create a material risk to our company.

        The Committee does not believe our compensation policies and practices give rise to risks that are reasonably likely to have a material adverse effect on our company. In reaching this conclusion, we considered the following factors:

  •
  Our compensation program is designed to provide a mix of both fixed and variable incentive compensation.

  •
  The variable (cash incentive and performance-based equity awards) portions of compensation are designed to reward both annual performance (under both programs) and longer-term performance (under performance-based equity awards). We believe this design mitigates any incentive for short-term risk-taking that could be detrimental to our company's long-term best interests.

  •
  A significant percentage of our senior executives' incentive compensation is based on the performance of our total company. This is designed to mitigate any incentive to pursue strategies that might maximize the performance of a single operating division to the detriment of our company as a whole.

  •
  Our senior executives are subject to stock ownership guidelines, which we believe incentivize our executives to consider the long-term interests of our company and our shareholders and discourage excessive risk-taking that could negatively impact our stock price.

  •
  Our incentive compensation program is designed with payout curves that are relatively smooth and seek to minimize steep payout "cliffs" that might encourage short-term business decisions in order to meet a payout threshold.

  •
  A qualitative risk assessment concluded that our plans do not have an unreasonable ratio between fixed and variable compensation. The bonus plans are capped at specified maximum percentages, which limit incentives to undertake excessive risk.

  •
  The executive and management bonus plans also have forfeiture provisions relating to any fraud, manipulation or negligence in connection with computation of performance measures or payments under the plans.

  •
  All the incentive plans are determined by a formula, rather than manager discretion.

  •
  In addition to the structure of our plans, we mitigate any risk that may be generated by compensation plans through management oversight, compliance training and enforcement, and audits.

        No single SPX business unit carries a significant portion of the company's risk profile, or has compensation structured significantly differently than other units within the company, regardless of relative business unit profitability or compensation expense as a percentage of revenues.

        The Committee does not believe that any of the design features pose a significant concern. Based upon this analysis, the Committee determined that the sales incentive plans do not present a material risk.

EQUITY COMPENSATION PLAN INFORMATION

        The following table provides information as of December 31, 2013 about SPX common stock that may be issued upon the exercise of options and rights under all our existing equity compensation plans, each of which was approved by our stockholders. These plans include the 2002 Stock Compensation Plan (and its predecessor plan, the 1992 Stock Compensation Plan), and the 2006 Non-Employee Directors' Stock Incentive Plan.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b) (2)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by stockholders	1,537,535	(1)	N/A	2,701,976	(3)
Total	1,537,535	(1)	N/A	2,701,976	(3)
(1)
Comprises shares issuable pursuant to restricted stock units.

(2)
No options outstanding.

(3)
All these shares were available for issuance under the 2002 Stock Compensation Plan and 2006 Non-Employee Directors' Stock Incentive Plan. Excludes 790,465 shares of unvested restricted equity awarded under the 2002 Stock Compensation Plan. If these shares do not vest, they will no longer constitute shares outstanding and will be available for future issuance under the terms of the plan.

AUDIT COMMITTEE REPORT

        The Audit Committee of the SPX Board of Directors (the "Committee") consists of six directors. Each of the Committee members is independent, as defined under SEC rules and the listing standards of the NYSE. The Committee reviews SPX's financial reporting process on behalf of the Board of Directors and is responsible for ensuring the integrity of the financial information reported by SPX.

        Management is responsible for SPX's financial reporting process, including its systems of internal and disclosure controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States ("US GAAP"). SPX's independent registered public accountants, who are appointed by the Committee, are responsible for auditing those financial statements. Our responsibility is to monitor and review these processes. We have relied, without independent verification, on management's representation that the financial statements have been prepared with integrity and objectivity and in conformity with US GAAP and on the representations of the independent registered public accountants included in their report on SPX's financial statements.

        In this context, we have met and held discussions with management and Deloitte & Touche LLP, SPX's independent registered public accountants. Management represented to us that SPX's consolidated financial statements were prepared in accordance with US GAAP, and we have reviewed and discussed the consolidated financial statements with management and the independent registered public accountants. We discussed with the independent registered public accountants matters required to be discussed by the Standards of the Public Company Accounting Oversight Board ("PCAOB") for communication with audit committees, under which Deloitte & Touche LLP must provide us with additional information regarding the scope and results of its audit of SPX's consolidated financial statements.

        In addition, we have discussed with Deloitte & Touche LLP its independence from SPX and SPX management, including matters in the written disclosures required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence.

        We discussed with SPX's internal auditors and independent registered public accountants the overall scope and plans for their respective audits. We met with the independent registered public accountants, with and without management present, to discuss the results of their examinations, the evaluations of SPX's internal controls, and the overall quality of SPX's financial reporting.

        In reliance on the reviews and discussions referred to above, we recommended to the Board of Directors, and the Board of Directors has approved, that the audited consolidated financial statements be included in SPX's Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC.

        We have reviewed and discussed with management its assertion and opinion regarding internal controls included in the 2013 Annual Report on Form 10-K to stockholders as required by Section 404 of the Sarbanes-Oxley Act of 2002. Management has confirmed to us that internal controls over financial reporting have been appropriately designed and are operating effectively to provide reasonable assurance regarding the reliability of financial reporting and the preparation of SPX's consolidated financial statements for external purposes in accordance with US GAAP. We have also reviewed and discussed with Deloitte & Touche LLP its audit and opinion regarding SPX's internal control over financial reporting as required by Section 404, which opinion is included in the 2013 Annual Report on Form 10-K.

Audit Committee:
Michael J. Mancuso, Chairman J. Kermit Campbell Terry S. Lisenby Emerson U. Fullwood David V. Singer Martha B. Wyrsch

PROPOSAL NO. 2

ADVISORY VOTE TO APPROVE THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS

        We are asking our stockholders to cast an advisory vote at our Annual Meeting to approve the compensation of our named executive officers, as disclosed in this proxy statement.

        Though the vote is non-binding, the Compensation Committee (the "Committee") and the Board of Directors value your opinions and will consider the outcome of the vote in establishing our compensation philosophy and making future compensation decisions.

        We intend to seek approval of our executive compensation program on an annual basis.

Why You Should Approve our Executive Compensation Program

        As described more fully in the "Compensation Discussion and Analysis" beginning on p. 24 and in the Summary Compensation Table for 2013 and subsequent tables beginning on p. 40, our named executive officers are compensated in a manner consistent with our business strategy, competitive practice, sound compensation governance principles, and stockholder interests and concerns. Our compensation policies and decisions are focused on motivating our named executive officers to deliver results for our stockholders.

RESPONSIVENESS TO STOCKHOLDERS

Overview

Responsiveness to Stockholders

        We made significant changes to our executive compensation programs in 2013. Following input from our stockholders, guidance from the Compensation Committee's outside advisor, and our own analyses, the Committee, with the cooperation of our senior executive team, restructured our change of control agreements, redesigned our equity awards, eliminated certain perquisites, and changed our peer group.

Pay for Performance/Accountability

        We remain committed to improving operational performance, returning capital to shareholders and narrowing our strategic focus around our Flow Technology end markets.

        During the second half of 2013, we transitioned to a new operational alignment designed to improve our operating efficiency and enhance our customer focus by more closely aligning our organizational resources with our customers' needs. The new alignment positions us to better leverage operational excellence, cost reduction initiatives and commercial synergies across our operations, particularly in Flow Technology, our largest segment. We also executed a number of restructuring actions aimed at reducing our cost structure and improving our ability to serve our customers. These actions, along with ongoing lean and supply chain initiatives, contributed to improved operating performance at many of our businesses. Consolidated profit margins for our operating segments increased 70 basis points to 10.5%, and we significantly increased operating cash flows from continuing operations in 2013. Improved working capital performance at many of our businesses was the primary driver of our strong operating cash flows in 2013.

        Our profit margin and operating cash flow results were achieved despite a 2.4% decline in revenue versus 2012. Revenues declined primarily as a result of lower sales of food and beverage systems, power generation equipment and services, and original equipment oil and gas pumps. These revenue declines were due, in part, to increased discipline applied to our order acceptance process, the expected ramp down in revenue related to our large power projects in South Africa, and delays in the timing of our customers' capital spending decisions. During the second half of 2013, we experienced a sequential increase in orders of food and beverage systems, power generation equipment and services, and original equipment oil and gas pumps, which we expect to benefit revenue in 2014 and 2015.

        In 2013, we allocated significant capital to stock repurchases, a large discretionary pension contribution, and restructuring actions, primarily in our Flow Technology and Thermal Equipment and Services reportable segments. Even after these allocations, we ended 2013 with a strong liquidity position.

        On the strategic front, we divested two non-core industrial businesses in 2013 and currently are in the process of divesting certain other non-core industrial businesses. Also, we completed the sale of our 44.5% joint venture interest in EGS in January 2014. These recent and planned divestitures are consistent with our strategy to narrow our focus to our Flow Technology end markets.

        In November, 2013, we executed an agreement transferring obligations for monthly pension payments to retirees under the SPX US Pension Plan (the "Plan") to Massachusetts Mutual Life Insurance Company. During a designated election period in the first quarter of 2014, we offered approximately 7,500 eligible former employees under the Plan a voluntary single lump-sum payment option in lieu of a future pension benefit under the Plan.

        Our 2013 performance resulted in our exceeding or approaching all 2013 compensation target metrics. As a result, each of the tranches of stock that could vest based on 2013 performance did so, and average bonus was above target.

Executive Compensation Practices

Practices We Follow

        Pay for Performance—We tie pay to performance. The significant majority of executive pay is not guaranteed. Our bonuses demand improvement in operating profit and/or margins and correspondingly strong cash performance. Equity awards to NEOs require the achievement of performance targets in order to vest.

        Reasonable Perquisites—In recent years we have eliminated tax gross-ups on perquisites and reduced overall perquisites.

        Independent Compensation Advisor—The Committee retained Pearl Meyer as its compensation advisor. Pearl Meyer works directly for the Committee and the Nominating and Governance Committee, and performs no other work for our company. Pearl Meyer may, at the direction of the Committee, work with management on executive officer and director compensation design.

        Review Tally Sheets—We review compensation tally sheets for our NEOs at least annually.

        Mitigate Undue Risk—We mitigate undue risk associated with compensation. We do this by utilizing caps on potential payments, multiple performance targets and robust Board and management processes to identify risk. We do not believe any of our pay programs create risks that are reasonably likely to have a material adverse impact on our company.

        Stringent Share Ownership Guidelines—We have a stringent share ownership policy, with which all NEOs are in compliance.

Practices We Avoid

        280G Excise Tax Gross-Ups—All our executive officers agreed to eliminate 280G excise tax gross-ups, effective March 10, 2014.

        Hedging—We do not permit our employees, including our NEOs, to hedge against fluctuations in our stock value or engage in short sales relating to our stock.

        Other Practices We Avoid—As in prior years, we have avoided:

  •
  multi-year guarantees for salary increases;

  •
  non-performance-based bonuses;

  •
  excessive non-performance-based long-term incentive awards;

  •
  inclusion of long-term equity awards in the pension calculation;

  •
  bonus payouts without justifiable performance linkage or proper disclosure;

  •
  discretionary bonuses; and

  •
  performance goals that are too easily achievable or based on negative earnings.

        We are requesting your non-binding vote on the following resolution:

        "Resolved, that the compensation of the SPX Corporation's named executive officers as described in "Compensation Discussion and Analysis" beginning on p. 24, and in the Summary Compensation Table for 2013 and subsequent tables beginning on p. 40 of the proxy statement, is approved."

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE
FOR THE RESOLUTION

PROPOSAL NO. 3

VOTE TO AMEND AND RESTATE OUR CERTIFICATE OF INCORPORATION TO
DECLASSIFY THE BOARD OF DIRECTORS

        Our Restated Certificate of Incorporation, as amended (the "Certificate of Incorporation"), provides that our Board of Directors (the "Board") is divided into three classes of directors, with each class elected every three years. The Board, following review and consideration, has approved, and recommends that our stockholders approve, amendments to the Certificate of Incorporation to eliminate this classified Board structure.

        The proposed amendments to the Certificate of Incorporation would eliminate the classification of the Board over a three-year period and provide that all directors elected at or after the annual meeting of stockholders (each annual meeting of stockholders an "Annual Meeting") held in 2015 be elected on an annual basis. The proposed amendments would also effect changes to the Certificate of Incorporation to permit the implementation of the Board declassification, including the elimination of the supermajority voting requirements with respect to the amendment of Article III, Sections 1, 2 and 3 of our By-Laws, which sections currently include language relating to the classification of the Board.

        Board declassification would be phased-in over a three-year period beginning at the 2015 Annual Meeting.

        Delaware corporate law provides that, unless otherwise provided in a certificate of incorporation, members of a classified board may be removed only for cause. At present, because our Board is classified, our Certificate of Incorporation and By-Laws provide that the members of the Board may be removed only for cause. Accordingly, the Board declassification amendments to our Certificate of Incorporation recommended by our Board include the addition of language that would limit the "for cause" requirements only to those directors elected prior to the 2015 Annual Meeting.

        If approved, the proposed amendment and restatement of our Certificate of Incorporation would become effective upon the filing of a Certificate of Amendment and Restatement of our Certificate of Incorporation (the "Certificate of Amendment") with the Secretary of State of the State of Delaware. The Certificate of Amendment is attached to this Proxy Statement as Annex A. To illustrate the proposed amendments to the Certificate of Incorporation, the language struck through on Annex A is proposed to be deleted from the Certificate of Incorporation and the language underlined on Annex A is proposed to be added to the Certificate of Incorporation.

        Approval of this proposal requires an affirmative vote by holders of 80% of our outstanding shares.

        Following approval by the stockholders of this Proposal and the filing and effectiveness of the Certificate of Amendment with the Secretary of State of the State of Delaware, our Board intends to make conforming amendments to our By-Laws.

YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE
APPROVING THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

PROPOSAL NO. 4

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

        Deloitte & Touche LLP ("Deloitte & Touche") has been our independent public accountants since 2002. The Audit Committee has engaged Deloitte & Touche to perform reviews, in accordance with the Standards of the Public Company Accounting Oversight Board of our financial statements to be filed on Form 10-Q in 2012. Consistent with past practice, on February 25, 2014, the Audit Committee approved the engagement of Deloitte & Touche to perform the audit of the financial statements and internal control over financial reporting included in SPX's Annual Report on Form 10-K for the fiscal year ending December 31, 2014. Representatives of Deloitte & Touche will be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and to respond to appropriate questions.

        During fiscal years 2012 and 2013, we retained our principal auditor, Deloitte & Touche, to perform services in the following categories and amounts:

	2012	2013
Audit Fees (1)	$10,116,000	$9,823,200
Audit-Related Fees (2)	$217,000	$240,000
Tax Fees (3)	$1,713,000	$1,847,000
All Other Fees	N/A	N/A

(1)
Fees for audit services billed or expected to be billed relate to (i) audit of the Company's annual financial statements and effectiveness of internal control over financial reporting, (ii) reviews of the Company's quarterly financial statements, (iii) statutory and regulatory audits and (iv) comfort letters, consents and other services related to SEC matters.

(2)
Fees for audit-related services include due diligence services in connection with acquisitions, other technical accounting assistance and attest or audit services that are not required.

(3)
Fees for tax services include $1,261,000 and $1,209,000 in 2012 and 2013, respectively, for tax compliance and preparation, including the preparation of original and amended tax returns, claims for refunds, and tax payment planning. We also incurred fees for tax consulting and advisory services and services related to acquisitions and divestitures of $452,000 and $638,000 in 2012 and 2013, respectively.

        Our Audit Committee has adopted a policy that requires all audit and non-audit services performed by Deloitte & Touche be pre-approved. The Audit Committee annually approves the fees and expenses for audit services performed by Deloitte & Touche, as well as for any regularly recurring non-audit services of the type covered by our annual engagement of Deloitte & Touche. In addition, our pre-approval policy requires pre-approval by the chairman of the Audit Committee of fees and expenses for other non-audit services that may arise during the year. The policy requires the chairman to report any non-audit services that he has pre-approved to the Audit Committee at each regularly scheduled meeting of the Committee. In no event may Deloitte & Touche perform any of the following services for us: (1) bookkeeping or other services related to our accounting records or financial statements; (2) financial information systems design and implementation; (3) appraisal or valuation services, fairness opinions or contribution-in-kind reports; (4) actuarial services; (5) internal audit outsourcing services; (6) management functions or human resources services; (7) broker-dealer, investment advisor or investment banking services; (8) legal services; or (9) expert services. The Audit Committee regularly considers whether specific projects or expenditures could potentially affect Deloitte & Touche's independence.

        Although we are not required to do so, we believe that it is appropriate for us to request stockholder ratification of the appointment of Deloitte & Touche LLP as our independent public accountants. If stockholders do not ratify the appointment, the Audit Committee will investigate the reasons for the stockholders' rejection and reconsider the appointment.

  YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE
  FOR RATIFICATION OF
  THE APPOINTMENT OF DELOITTE & TOUCHE LLP
  AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR 2014

 ANNUAL REPORT ON FORM 10-K

        A copy of our Annual Report on Form 10-K for the year ended December 31, 2013, without exhibits, is enclosed with this Proxy Statement. You may obtain a copy of the exhibits described in the Form 10-K for a fee upon request. Please contact Jennifer Epstein, Director, Corporate Communications and Public Relations, SPX Corporation, 13320 Ballantyne Corporate Place, Charlotte, North Carolina 28277.

Annex A

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

SPX CORPORATION

* * * * * * *

        The present name of the corporation is SPX Corporation (the "Corporation"). The Corporation was incorporated under the name "2001 Sanford Street Corporation" by filing of its original certificate of incorporation with the Secretary of State of the State of Delaware on February 9, 1968. This Amended and Restated Certificate of Incorporation of the Corporation, which both restates and further amends the provisions of the original certificate of incorporation, as amended, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware. The original certificate of incorporation, as amended, is hereby amended and restated to read in its entirety as follows:

FIRST

        The name of the corporation is SPX CORPORATION.

SECOND

        The address of its registered office in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

THIRD

        The nature of the business, or objects or purposes to be conducted or promoted by the Corporation are:

  (a)
  To manufacture, purchase or otherwise acquire invest in, or mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and with goods, wares and merchandise and property of every class and description, including but not limited to the manufacture and sale of automotive engine parts and related products.

  (b)
  To have one or more offices, to carry on all or any of its operations and business and without restriction or limit as to amount to purchase or otherwise acquire, hold, own, mortgage, sell, convey or otherwise dispose of, real and personal property of every class and descriptor in any of the states, districts, territories or possessions of the United States, and in any and all foreign countries, subject to the laws of such state, district, territory, possession or country.

  (c)
  To purchase, hold, sell and transfer the shares of its own capital stock; provided it shall not use its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of its capital except as otherwise permitted by law, and provided further that shares of its own capital stock belonging to it shall not be voted upon directly or indirectly.

  (d)
  To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

FOURTH

        1.     Authorized Shares. The total number of authorized shares of stock of all classes which the Corporation shall have authority to issue is two hundred three million (203,000,000), of which three million (3,000,000) shall be shares of Preferred Stock, without par value, and two hundred million (200,000,000) shall be shares of Common Stock, par value $10 per share.

        2.     Preferred Stock.

  (a)
  The Preferred Stock shall be issuable in series, and in connection with the issuance of any series of Preferred Stock and to the extent now or hereafter permitted by the laws of the State of Delaware, the Board of Directors is authorized to fix by resolution the designation of each series, the stated value of the shares of each series, the dividend rate of each series and the date or dates and other provisions respecting the payment of dividends, the provisions, if any, for a sinking fund for the shares of each series, the preferences of the shares of each series in the event of the liquidation or dissolution of the Corporation, the provisions, if any, respecting the redemption of the shares of each series and, subject to requirements of the laws of the State of Delaware, the voting rights (except that such shares shall not have more than one vote per share), the terms, if any, upon which the shares of each series shall be convertible into or exchangeable for any other shares of stock of the Corporation and any other relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, of the shares of each series.

  (b)
  Preferred Stock of any series redeemed, converted, exchanged, purchased, or otherwise acquired by the Corporation shall constitute authorized but unissued Preferred Stock.

  (c)
  All shares of any series of Preferred Stock, as between themselves, shall rank equally and be identical; and all series of Preferred Stock, as between themselves, shall rank equally and be identical except as set forth in resolutions of the Board of Directors authorizing the issuance of such series.

        3.     Common Stock.

  (a)
  After dividends to which the holders of Preferred Stock may then be entitled under the resolutions creating any series thereof have been declared and after the Corporation shall have set apart the amounts required pursuant to such resolutions for the purchase or redemption of any series of Preferred Stock, the holders of Common Stock shall be entitled to have dividends declared in cash, property, or other securities of the Corporation out of any net profits or net assets of the Corporation legally available therefor.

  (b)
  In the event of the liquidation or dissolution of the Corporation's business and after the holders of Preferred Stock shall have received amounts to which they are entitled under the resolutions creating such series, the holders of Common Stock shall be entitled to receive ratably the balance of the Corporation's net assets available for distribution.

  (c)
  Each share of Common Stock shall be entitled to one vote, but shall not be entitled to vote for the election of any directors who may be elected by vote of the Preferred Stock voting as a class.

        4.     Preemptive Rights. No holder of any shares of the Corporation shall have any preemptive right to subscribe for or to acquire any additional shares of the Corporation of the same or of any other class, whether now or hereafter authorized or any options or warrants giving the right to purchase any such shares, or any bonds, notes, debentures or other obligations convertible into any such shares.

FIFTH

        Intentionally omitted.

 SIXTH

        The Corporation is to have perpetual existence.

SEVENTH

        The private property of the stockholders shall not be subject to the payment of corporate debts to any extent whatever.

EIGHTH

        Except as otherwise fixed by resolution of the Board of Directors pursuant to the provisions of Article FOURTH hereof relating to the rights of the holders of Preferred Stock to elect directors as a class, the number of the directors of the Corporation shall be fixed from time to time by or pursuant to the By-Laws of the Corporation. ~~The directors, other than those who may be elected by the holders of Preferred Stock, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible. The first class shall be initially elected for a term expiring at the next ensuing annual meeting, the second class shall be initially elected for a term expiring one year thereafter, and the third class shall be elected for a term expiring two years thereafter, with each class to hold office until its successor is elected and qualified. At each annual meeting of the stockholders of the Corporation held after the initial classification and election of directors, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.~~

        Advance notice of stockholder nominations for the election of directors shall be given in the manner provided in the By-Laws of the Corporation.

        Except as otherwise fixed by resolution of the Board of Directors pursuant to the provisions of Article FOURTH hereof relating to the rights of the holders of Preferred Stock to elect directors as a class, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors. ~~Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created (subject to the requirements of this Article EIGHTH that all classes be as nearly equal in number as possible) or in which the vacancy occurred and until such director's successor shall have been elected and qualified.~~ No decrease in the number of directors constituting the Board of Directors shall shorten the term of an incumbent director.

        Each director elected shall hold office for a term expiring at the next ensuing annual meeting of the stockholders of the Corporation and until such director's successor shall have been elected and qualified or until such director's earlier resignation or removal.

        Subject to the rights of the holders of Preferred Stock to elect directors as a class, a director elected before the 2015 annual meeting may be removed only for cause and only by the affirmative vote of the holders of 80% of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class.

        In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

  1.
  To adopt, amend and repeal the By-Laws of the Corporation. Any by-laws adopted by the directors under the powers conferred hereby may be amended or repealed by the directors or by the stockholders. Notwithstanding the foregoing or any other provision in this Amended and Restated Certificate of Incorporation or the By-Laws of the Corporation to the contrary, Article II, Sections 3 and 7 ~~and Article III, Sections 1, 2 and 3~~ of the By-Laws shall not be amended or repealed and no provision inconsistent therewith shall be adopted without the affirmative vote of the holders of at least 80% of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

  2.
  To fix and determine, and to vary the amount of, the working capital of the Corporation, and to determine the use or investment of any assets of the Corporation, to set apart out of any of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve or reserves.

  3.
  To authorize the purchase or other acquisition of shares of stock of the Corporation or any of its bonds, debentures, notes, scrip, warrants or other securities or evidences of indebtedness.

  4.
  Except as otherwise provided by law, to determine the places within or without the State of Delaware, where any or all of the books of the Corporation shall be kept.

  5.
  To authorize the sale, lease or other disposition of any part or parts of the properties of the Corporation and to cease to conduct the business connected therewith or again to resume the same, as it may deem best.

  6.
  To authorize the borrowing of money, the issuance of bonds, debentures and other obligations or evidences of indebtedness of the Corporation, secured or unsecured, and the inclusion of provisions as to redeemability and convertibility into shares of stock of the Corporation or otherwise; and the mortgaging or pledging, as security for money borrowed or bonds, notes, debentures or other obligations issued by the Corporation, of any property of the Corporation, real or personal, then owned or thereafter acquired by the Corporation.

        In addition to the powers and authorities herein or by statute expressly conferred upon it, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the laws of the State of Delaware, of this Amended and Restated Certificate of Incorporation and of the By-Laws of the Corporation.

        Subject to any limitation in the By-Laws, the members of the Board of Directors shall be entitled to reasonable fees, salaries or other compensation for their services, as determined from time to time by the Board of Directors, and to reimbursement for their expenses as such members. Nothing herein contained shall preclude any director from serving the Corporation or its subsidiaries or affiliates in any other capacity and receiving compensation therefor.

        Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article EIGHTH.

NINTH

        Both stockholders and directors shall have power, if the By-Laws so provide, to hold their meetings and to have one or more offices within or without the State of Delaware.

        Except as otherwise fixed by resolution of the Board of Directors pursuant to the provisions of Article FOURTH hereof relating to the rights of the holders of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of such holders and may not be effected by any consent in writing by such holders. Except as otherwise required by law and subject to the rights of the holders of Preferred Stock, special meetings of stockholders may be called only by the Chairman on his own initiative, the President on his own initiative or by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with or repeal this Article NINTH.

TENTH

        Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

ELEVENTH

        Except as otherwise provided in this Amended and Restated Certificate of Incorporation, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

TWELFTH

        No contract or other transaction between the Corporation and any person, firm, association or Corporation and no other act of this Corporation shall, in the absence of fraud, be invalidated or in any way affected by the fact that any of the directors of the Corporation are, directly or indirectly, pecuniarily or otherwise interested in such contract, transaction or other act or related to or interested in such person, firm, association or corporation as director, stockholder, officer, employee, member or otherwise. Any director of the Corporation individually, or any firm or association of which any director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, provided that the fact that he individually or such firm or association is so interested shall be disclosed or known to the Board of Directors or a majority of such members thereof as shall be present at any meeting of the Board of

Directors, or of any committee of directors having the powers of the full Board, at which action upon any such contract, transaction or other act is taken, and if such fact shall be so disclosed or known any director of this Corporation so related or otherwise interested may be counted in determining the presence of a quorum at any meeting of the Board of Directors or of such committee at which action upon any such contract, transaction or act shall be taken and may vote thereat with respect to such action with like force and effect as if he were not so related or interested. Any director of the Corporation may vote upon any contract or other transaction between the Corporation and any subsidiary or affiliated corporation without regard to the fact that he is also a director of such subsidiary or affiliated corporation.

THIRTEENTH

(a)
A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. If the General Corporation Law of the State of Delaware, or any other applicable law, is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware, or any other applicable law, as so amended. Any repeal or modification of this Section (a) by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

(b)
(1)  Each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a "proceeding"), by reason of the fact that he or she or a person of whom he or she is the legal representative is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer or employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, or any other applicable law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), against all expenses, liability and loss (including attorneys' fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith and such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in paragraph (2) of this Section (b) with respect to proceedings seeking to enforce rights to indemnification, the Corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. The right to indemnification conferred in this Section (b) shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that if the General Corporation Law of the State of Delaware, or any other applicable law, requires, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section (b) or otherwise.

  (2)
  If a claim under paragraph (1) of this Section (b) is not paid in full by the Corporation within thirty days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the General Corporation Law of the State of Delaware, or any other applicable law, for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, stockholders or Independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, or any other applicable law, nor an actual determination by the Corporation (including its Board of Directors, stockholders or independent legal counsel) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

  (3)
  The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Section (b) shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Amended and Restated Certificate of Incorporation, By-Law, agreement, vote of stockholders or disinterested directors or otherwise.

  (4)
  The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the General Corporation Law of the State of Delaware, or any other applicable law.

  (5)
  The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and rights to be paid by the Corporation the expenses incurred in defending any proceeding in advance of its final disposition, to any employee or agent of the Corporation to the fullest extent of the provisions of this Section (b) with respect to the indemnification and advancement of expenses of directors and officers of the Corporation.

  (6)
  Any repeal or modification of this Section (b) by the stockholders of the Corporation shall not adversely affect any right or protection of a director, officer, employee or agent of the Corporation existing at the time of such repeal or modification.

FOURTEENTH

        In determining whether an "Acquisition Proposal" is in the best interests of the Corporation and its stockholders, the Board of Directors shall consider all factors it deems relevant including, without limitation, the following:

  (a)
  the consideration being offered in the Acquisition Proposal, not only in relation to the then current market price, but also in relation to the then current value of the Corporation in a freely negotiated transaction and in relation to the Board of Directors' estimate of the future value of the Corporation as an independent entity; and

  (b)
  the social, legal and economic effects upon employees, suppliers, customers and on the communities in which the Corporation is located, as well as on the long term business prospects of the Corporation. "Acquisition Proposal" means any proposal of any person (i) for a tender offer, exchange offer or any other method of acquiring any equity securities of the Corporation with a view to acquiring control of the Corporation, (ii) to merge or consolidate the Corporation with another corporation, or (iii) to purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation. The Article shall not be interpreted to create any rights on behalf of third persons, such as employees, suppliers, or customers.

FIFTEENTH

        1.     Higher Vote for Certain Business Combinations. A higher than majority stockholder vote to approve certain Business Combinations shall be required as follows (all capitalized terms being used as subsequently defined in this Article FIFTEENTH):

  (a)
  Any merger or consolidation of the Corporation or any Subsidiary with (i) any Substantial Stockholder or (ii) any other corporation (whether or not itself a Substantial Stockholder) which is, or after such merger or consolidation would be, an Affiliate or Associate of a Substantial Stockholder; or

  (b)
  Any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Substantial Stockholder or any Affiliate or Associate of any Substantial Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $10,000,000 or more; or

  (c)
  The issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Substantial Stockholder or any Affiliate or Associate of any Substantial Stockholder in exchange for cash, securities or other consideration (or a combination thereof) having an aggregate Fair Market Value of $10,000,000 or more; or

  (d)
  The adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of any Substantial Stockholder or any Affiliate or Associate of any Substantial Stockholder; or

  (e)
  Any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any Subsidiary or any other transaction (whether or not with or into or otherwise involving a Substantial Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Substantial Stockholder or any Affiliate or Associate of any Substantial Stockholder; shall require the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (the "Voting Stock"), voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.

        2.     Definition of "Business Combination." The term "Business Combination" as used in this Article FIFTEENTH shall mean any transaction which is referred to in any one or more of subparagraphs (a) through (e) of paragraph 1.

        3.     When Higher Vote Is Not Required. The provisions of paragraph 1 of this Article FIFTEENTH shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote. If any, as is required by law, any other provision of this Amended and Restated Certificate of Incorporation or any agreement with any national securities exchange, if in the case of a Business Combination that does not involve any cash or other consideration being received by the stockholders of the Corporation, solely in their capacities as stockholders, the condition specified in the following subparagraph (a) is met, or if in the case of any other Business Combination, the conditions specified in either of the following subparagraphs (a) or (b) are met:

  (a)
  The Business Combination shall have been approved by at least two-thirds of the Continuing Directors.

  (b)
  All of the following conditions shall have been met:

  (i)
  The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination (the "Consummation Date") of the consideration other than cash to be received per share by holders of Common Stock of the Corporation in such Business Combination shall be an amount at least equal to the highest of the following (it being intended that the requirements of this subparagraph (b)(i) shall be required to be met with respect to all shares of Common Stock outstanding, whether or not the Substantial Stockholder has previously acquired any Common Stock):

  (A)
  the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of Common Stock beneficially owned by the Substantial Stockholder which were acquired (1) within the two-year period immediately prior to the first public announcement of the proposal of the Business Combination (the "Announcement Date") or (2) in the transaction in which it became a Substantial Stockholder, whichever is higher, plus interest compounded annually from the date on which the Substantial Stockholder became a Substantial Stockholder through the Consummation Date at the prime rate of interest of Harris Trust and Savings Bank (or other major bank headquartered in Chicago, Illinois, selected by a majority of the Continuing Directors) from time to time in effect in Chicago, less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid in other than cash, per share of Common Stock from the date on which the Substantial Stockholder became a Substantial Stockholder through the Consummation Date in an amount up to but not exceeding the amount of such interest payable per share of Common Stock; or

      (B)
      the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Substantial Stockholder became such Substantial Stockholder (the "Determination Date"), whichever is higher; or

      (C)
      the price per share equal to the Fair Market Value per share of Common Stock determined pursuant to clause (B) immediately preceding, multiplied by the ratio of (i) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of Common Stock beneficially owned by the Substantial Stockholder which were acquired within the two-year period immediately prior to the Announcement Date to (ii) the Fair Market Value per share of Common Stock on the first day in such two-year period on which the Substantial Stockholder beneficially owned any shares of Common Stock.

    (ii)
    The aggregate amount of the cash and the Fair Market Value as of the Consummation Date of the consideration other than cash to be received per share by holders of shares of any class of outstanding Voting Stock, other than Common Stock, shall be the amount at least equal to the highest of the following (it being intended that the requirements of this subparagraph (b)(ii) shall be required to be met with respect to every such class of outstanding Voting Stock, whether or not the Substantial Stockholder beneficially owns any shares of a particular class of Voting Stock):

    (A)
    the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of such class of Voting Stock beneficially owned by the Substantial Stockholder which were acquired (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became a Substantial Stockholder, whichever is higher, plus interest compounded annually from the date on which the Substantial Stockholder became a Substantial Stockholder through the Consummation Date at the prime rate of interest of Harris Trust and Savings Bank (or other major bank headquartered in Chicago, Illinois, selected by a majority of the Continuing Directors) from time to time in effect in Chicago, less the aggregate amount of any cash dividends paid, and the Fair Market Value of any dividends paid in other than cash, per share of such class of Voting Stock from the date on which the Substantial Stockholder became a Substantial Stockholder through the Consummation Date in an amount up to but not exceeding the amount of such interest payable per share of such class of Voting Stock; or

    (B)
    the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher; or

    (C)
    the price per share equal to the Fair Market Value per share of such class of Voting Stock determined pursuant to clause (B) immediately preceding, multiplied by the ratio of (i) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid in order to acquire any shares of such class of Voting Stock beneficially owned by the Substantial Stockholder which were acquired within the two-year period immediately prior to the Announcement Date to (ii) the Fair Market Value per share of such class of Voting Stock on the first day in such two-year period on which the Substantial Stockholder beneficially owned any shares of such class of Voting Stock; or

    (D)
    the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

    (iii)
    The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as was previously paid for shares of such class of Voting Stock which are beneficially owned by the Substantial Stockholder. If the Substantial Stockholder beneficially owns any shares of any class of Voting Stock which were acquired with varying forms of consideration, the form of consideration to be received by holders of such class of Voting Stock shall be either cash or in the form used to acquire the largest number of shares of such class of Voting Stock previously beneficially owned by it.

    (iv)
    After such Substantial Stockholder has become a Substantial Stockholder and prior to the consummation of such Business Combination:

    (A)
    except as approved by at least two-thirds of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on any outstanding Preferred Stock of the Corporation;

    (B)
    there shall have been (1) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by at least two-thirds of the Continuing Directors, and (2) an increase in such annual rate of dividends as necessary to prevent any such reduction in the event of any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate is approved by at least two-thirds of the Continuing Directors; and

    (C)
    such Substantial Stockholder shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction which results in such Substantial Stockholder becoming a Substantial Stockholder.

    (v)
    After such Substantial Stockholder has become a Substantial Stockholder, such Substantial Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

    (vi)
    A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

    (vii)
    All per share prices shall be adjusted to reflect any intervening stock splits, stock dividends and reverse stock splits.

        4.     Certain Definitions, for the purposes of this Article FIFTEENTH:

  (a)
  A "person" shall mean any individual, firm, corporation or other entity.

  (b)
  "Substantial Stockholder" shall mean any person (other than the Corporation or any Subsidiary) who or which: (i) is the beneficial owner, directly or indirectly, or more than 10% of the voting power of the outstanding Voting Stock; or (ii) is an Affiliate of the

    Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the voting power of the then outstanding Voting Stock; or (iii) is an assignee of or has otherwise succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Substantial Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

  (c)
  A person shall be a "beneficial owner" of any Voting Stock: (i) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or (ii) which such person or any of its Affiliates or Associates has (A) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding; or (iii) which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

  (d)
  For the purpose of determining whether a person is a Substantial Stockholder pursuant to subparagraph (b) of this paragraph 4, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned by a Substantial Stockholder through application of subparagraph (c) of this paragraph 4, but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

  (e)
  "Affiliate" or "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on March 1, 1985 (the term "registrant" in said Rule 12b-2 meaning in this case the Corporation).

  (f)
  "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Substantial Stockholder set forth in subparagraph (b) of this paragraph 4, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

  (g)
  "Continuing Director" means any member of the Board of Directors of the Corporation (the "Board") who is unaffiliated with and not a representative of the Substantial Stockholder and was a member of the Board prior to the time that the Substantial Stockholder became a Substantial Stockholder, and any successor of a Continuing Director who is unaffiliated with and not a representative of the Substantial Stockholder and is recommended to succeed a Continuing Director by at least two-thirds of the Continuing Directors then on the Board.

  (h)
  "Fair Market Value" means: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for the New York Stock Exchange—Listed Stocks, or if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sale price, or if none, the highest closing bid quotation, with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by at least a two-thirds of the Continuing Directors in good faith; and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by at least two-thirds of the Continuing Directors in good faith.

  (i)
  In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in subparagraphs (b)(i) and (ii) of paragraph 3 shall include the Common Shares or the shares of any other class of outstanding Voting Stock retained by the holders of such shares, or both.

        5.     Powers of Continuing Directors: At least two-thirds of the Continuing Directors of the Corporation shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Article FIFTEENTH, including without limitation (i) whether a person is a Substantial Stockholder, (ii) the number of shares of Voting Stock beneficially owned by any person, (iii) whether a person is an Affiliate or Associate of another, (iv) whether the requirements of subparagraph (b) of paragraph 3 have been met with respect to any Business Combination, and (v) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $10,000,000 or more, and the good faith determination of at least two-thirds of the Continuing Directors on such matters shall be conclusive and binding for all the purposes of this Article FIFTEENTH.

        6.     No Effect on Fiduciary Obligations of Interested Stockholders. Nothing contained in this Article FIFTEENTH shall be construed to relieve the Board of Directors or any Substantial Stockholder from any fiduciary obligation imposed by law.

        7.     Amendment, Repeal, etc. Notwithstanding any other provisions of this Amended and Restated Certificate of Incorporation of the By-Laws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, the other sections of this Amended and Restated Certificate of Incorporation or the By-Laws of the Corporation), the affirmative vote of the stockholders holding not less than 80% of the outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or to adopt any provisions inconsistent with, this Article FIFTEENTH of this Amended and Restated Certificate of Incorporation; provided, however, that the preceding provisions of this paragraph 7 shall not be applicable to any amendment to this Article FIFTEENTH, and such amendment shall require only such affirmative vote as is required by law and any other provisions of this Amended and Restated Certificate of Incorporation, if such amendment shall have been approved by at least two-thirds of the Continuing Directors.

        IN WITNESS WHEREOF, SPX Corporation has caused this Amended and Restated Certificate of Incorporation to be signed by [NAME], its [TITLE], this [         ] Day of [             ], 2014.

SPX CORPORATION
By:

Name:

Title:

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01SWZA 1 U P X + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + B Non-Voting Items A Proposals — The Board of Directors recommends a vote FOR all the nominees listed and FOR Proposals 2, 3 and 4. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. Change of Address — Please print new address below. IMPORTANT ANNUAL MEETING INFORMATION 01 - Patrick D. Campbell 02 - Emerson U. Fullwood 1. Election of Directors: For Against Abstain 2. To approve, by non-binding vote, SPX’s executive compensation practices. For Against Abstain 3. To amend and restate our certificate of incorporation to declassify our Board of Directors. 4. To ratify the appointment of Deloitte & Touche LLP as our independent public accountants for 2014. 5. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. For Against Abstain For Against Abstain 03 - Michael J. Mancuso For Against Abstain NNNNNNNNNNNN 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext NNNNNNN MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNNNN C123456789 C 1234567890 J N T 1 8 7 2 7 5 1 1234 5678 9012 345 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT LINE SACKPACK MMMMMMMMMMMMMMM IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions You can vote by Internet or telephone! Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 7, 2014. Vote by Internet • Go to www.envisionreports.com/SPW • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD MAY 7, 2014 Charlotte, North Carolina This Proxy is Solicited on Behalf of the Board of Directors The undersigned stockholder of SPX Corporation, a Delaware corporation, hereby appoints Christopher J. Kearney and Jeremy W. Smeltser, or either one of them, with full power of substitution, to act as his or her agents and proxies at the Annual Meeting of Stockholders of SPX Corporation to be held in Charlotte, North Carolina on May 7, 2014 at 8:00 a.m. (Eastern Time) with authority to vote at said meeting, and adjournments thereof, as indicated below, all shares of stock of the company standing in the name of the undersigned on the books of the company. This proxy when properly executed will be voted in the manner directed by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Items 1 through 4. PLEASE VOTE, DATE, AND SIGN THIS PROXY ON THE OTHER SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. . Proxy — SPX Corporation Dear Stockholder: The Annual Meeting of Stockholders of SPX Corporation will be held at 8:00 a.m. (Eastern Time) on Thursday, May 7, 2014 at the SPX headquarters, 13320 Ballantyne Corporate Place, Charlotte, North Carolina 28277, for the following purposes: 1. To elect three directors to the Board of Directors. 2. To conduct an advisory vote on SPX executive compensation practices. 3. To amend and restate our certificate of incorporation to declassify our Board of Directors. 4. To ratify the appointment of Deloitte & Touche LLP as our independent public accountants for 2014. 5. To address such other business as may properly come before the meeting or any adjournment thereof. Only holders of Common Stock of SPX Corporation of record at the close of business on March 14, 2014 will be entitled to vote at the meeting or any adjournment thereof. To be sure that your vote is counted, we urge you to vote by telephone or by Internet. By giving your proxy, you do not affect your right to vote in person if you attend the meeting. Your prompt vote will aid the company in reducing the expense of additional proxy solicitation. For stockholders with common shares held in the company’s KSOP Trust: It is important to remember that your specific voting directions to the Trustee are strictly confidential and may not be divulged by the Trustee to anyone, including the company or any director, officer, employee or agent of the company. The Trustee will vote the shares being held by the Trust and not yet allocated to participants’ accounts in the same manner and proportion as the shares for which the Trustee has received timely voting instructions. Shares in participants’ accounts for which no timely voting instructions are received by the Trustee will be voted in the same manner. BY ORDER OF THE BOARD OF DIRECTORS KEVIN L. LILLY Senior Vice President, Secretary and General Counsel IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.